As filed with the Securities and Exchange Commission on ^ May 16, 2001
                                                          ------
                                            Registration Statement No. 333-50564

                    U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                        Post-Effective Amendment No. ^ 4
                                       to
                        Form SB-2 Registration Statement
                        Under the Securities Act of 1933

                              IBIZ TECHNOLOGY CORP.
                 (Name of small business issuer in its charter)

              Florida                                7379                             86-0933890
              -------                                ----                             ----------
  (State or other jurisdiction of        (Primary Standard Industrial              (I.R.S. Employer
   incorporation or organization)        Employer Classification Code            Identification No.)
                                                   Number)


       1919 West Lone Cactus Drive, Phoenix, Arizona 85021, (623) 492-9200
          (Address and telephone number of principal executive offices)

                      1919 West Lone Cactus Drive, Phoenix,
              Arizona 85021 (Address of principal place of business
                    or intended principal place of business)

                        Mr. Kenneth Schilling, President
                              iBIZ Technology Corp.
                           1919 West Lone Cactus Drive
                             Phoenix, Arizona 85021
            (Name, address and telephone number of agent for service)

                                    Copy to:

                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                         Sichenzia, Ross & Friedman LLP
                              135 West 50th Street
                            New York, New York 10020

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------- --------------------- ------------------------- -----------------
 Title of each class       Amount to be       Proposed maximum        Proposed maximum         Amount of
 of securities to be      registered(1)      offering price per      aggregate offering       registration
      registered                                  share(3)                price(3)               fee(3)
----------------------- ------------------- --------------------- ------------------------- -----------------
   Common stock, $.001       49,092,750(2)                $0.325            $15,955,143.75         $3,988.79
             par value
----------------------- ------------------- --------------------- ------------------------- -----------------
   Common stock, $.001          223,000(4)                $0.325               $ 72,475.00           $ 19.14
             par value
----------------------- ------------------- --------------------- ------------------------- -----------------
   Common stock, $.001          278,750(5)                $0.325               $ 90,593.75           $ 33.92
             par value
----------------------- ------------------- --------------------- ------------------------- -----------------
         Common stock,          550,000(5)               $0.2275               $125,125.00            $31.28
       $.001 par value
----------------------- ------------------- --------------------- ------------------------- -----------------
         Common stock,          500,000(5)               $0.4755               $237,750.00            $59.44
       $.001 par value
----------------------- ------------------- --------------------- ------------------------- -----------------

(1) Represents the shares of common stock being registered for resale by the selling security holders.

(2) Pursuant to a registration rights agreement between us and certain selling security holders, we were required to register a sufficient number of shares so that upon conversion of certain of our eight-percent convertible notes and certain warrants issued in connection therewith, the selling security holder could resell all registered securities. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon conversion of the notes.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average ($0.325) of the bid ($0.300) and asked ($0.350) price on the NASD OTC Bulletin Board on November 20, 2000, the initial filing date of this registration statement.

(4) Represents Shares Issued pursuant to Subscription Agreements.

(5) Represents Warrants Issued pursuant to Subscription Agreements.

We hereby deregister an aggregate of 907,250 shares of common stock which were previously registered in anticipation of future issuance. Such shares of common stock will not be issued as previously contemplated.

                              iBIZ TECHNOLOGY CORP.


                        49,092,750 shares of common stock

         Up to 49,092,750 shares of common stock are being offered by certain of our security holders. We will not receive any of the proceeds from the sale of common stock by the security holders. However, we will receive amounts upon exercise of outstanding warrants.

         We have agreed to pay all of the expenses related to this offering, but the security holders will pay sales or brokerage commissions or discounts with respect to sales of their shares.

         The security holders may elect to sell shares of common stock described in this prospectus through brokers at the price prevailing at the time of sale or at negotiated prices. The common stock may also be offered in block trades, private transactions or otherwise at prices to be negotiated.

         Our common stock is traded on the National Association of Securities Dealers, Inc., OTC Bulletin Board under the symbol "IBIZ." On ^ May 14, 2001, the bid price for our common stock was approximately ^ $0.17 per share.

                          ----------------------------

         Investing in our common stock involves certain risks, see "Risk Factors" beginning on page 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          -----------------------------

                                Table of Contents




Section                                                                                       Page Number

Prospectus Summary                                                                            3
Risk Factors                                                                                  5
Use of Proceeds                                                                               8
Selling Securityholders                                                                       9
Plan of Distribution                                                                          11
Legal Proceedings                                                                             11
Directors, Executive Officers, Promoters & Control Persons                                    12
Security Ownership of Management and Certain Beneficial Owners                                13
Description of Securities                                                                     15
Description of Business                                                                       19
Management's Discussion and Analysis of Financial Condition and Results of Operations         28
Description of Property                                                                       33
Executive Compensation                                                                        33
Market for Common Equity and Related Matters                                                  33
Index to Financial Statements                                                                 F-1


                               Prospectus Summary

General Overview

         iBIZ is primarily engaged in the business of co-location and the distribution of personal digital assistant ^ accessories, but also provides many other goods and services. Founded in 1979 by our President Ken Schilling, iBIZ has been in the computer industry for over twenty years.

         ^

         Co-location ^ is providing network connections, such as Internet leased lines, to several servers housed together in a server room. Typically, we provide a server, usually a Web server, located at our dedicated facility designed with resources which include a secured cage or cabinet, regulated power, dedicated internet connection, security and support.

       Our principal offices are located at 1919 West Lone Cactus Drive, Phoenix, Arizona 85021, and our telephone number is (623) 492-9200. Our web site is located at www.ibizcorp.com. iBIZ was formed under the laws of the state of Florida.


This Offering


Shares of common stock outstanding prior to this offering.............38,017,966

Shares offered in this prospectus.....................................49,092,750

Total shares outstanding after this offering..........................87,110,716

Use of proceeds............................ We will not receive any proceeds from the sale of the shares of
                                            common stock offered in this
                                            prospectus. We may receive proceeds
                                            of $613,750 upon the exercise of
                                            1,328,750 warrants. Such proceeds
                                            will be used for working capital and
                                            business expansion.

         Pursuant to a registration rights agreement between us and certain selling security holders, we were required to register a sufficient number of shares so that upon conversion of certain of our eight-percent convertible notes and certain warrants issued in connection therewith, the selling security holder could resell all registered securities. The actual number of shares of common stock to be issued upon conversion of our eight-percent convertible notes is dependent upon the trading price of our common stock at the time of conversion. The number of shares is also subject to adjustment under anti-dilution provisions included in the notes and warrants covering the additional issuance of shares by iBIZ resulting from stock splits, stock dividends or similar transactions. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon conversion of the notes.

         The foregoing numbers of shares of common stock to be issued assumes:

o the conversion of all of the notes and warrants at 100% of the maximum number of shares issuable

o        the sale of all shares registered; and

o excludes shares issuable upon exercise of options and warrants not registered in this prospectus.


Other Concurrent Offerings

         In addition to the shares of common stock offered by this prospectus, we have other prospectuses which, in the aggregate, offer up to 4,757,455 additional shares of common stock.

Risk Factors

         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

         We Have A History Of Losses and Anticipate Future Losses Which will Compel us to Seek Additional Capital

         For the fiscal year ended October 31, 1999, we sustained a loss before other income (expense) of approximately $1,074,180 and for the fiscal year ended October 31, 2000, we sustained a loss before other income (expense) of $3,570,789. Future losses are anticipated to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

         Since December 1, 1999, we have raised approximately $5,900,000 through the sale of convertible debentures, convertible notes, common stock and warrants to various investors. If we are unable to raise additional funds when necessary, we may have to reduce planned expenditures, scale back our product developments, sales or other operations, lay-off employees and enter into financing arrangements on terms that we would not otherwise accept or be forced into insolvency.

         We Have Recently Added New Lines Of Business Which are Unproven and Which Require Substantial Attention of Management

         We recently began offering network integration services, digital subscriber line high-speed Internet communications services and a co-location and data warehousing hosting facility. However, we cannot assure you that we will develop and implement successful marketing strategies for these new services. In addition, as DSL services are an emerging technology, we cannot assure you that this technology will gain market acceptance or not become obsolete in the future. Our service lines of business require increasing attention by management and do not provide much synergy or economies of scale with our existing products. Heightened focus of management on our service business may cause a decline in the revenues or margins of our products business.

         Our Officers And Directors Can Exercise Control Over All Matters Submitted To A Vote Of Shareholders, Effectively Depriving Other Shareholders of Such Rights

         As of March 31, 2001, our executive officers and directors beneficially owned an aggregate of approximately 37.33% of our outstanding common stock. These officers, acting together, will probably be able to effectively control matters requiring approval by our shareholders, including election of members to our board of directors. As a practical matter, current management will continue to control iBIZ for the foreseeable future.

         We Are Subject To Government Regulation And Changes In Laws That Could Inhibit our Ability to Conduct Business or Result in Significantly Higher Expenses.

         We provide Internet services, in part, through data transmission over public telephone lines as well as through the private Northpoint network. These transmissions are governed by State and Federal regulatory policies establishing charges and terms for wireline communications. While we are not currently subject to direct regulation by the Federal Communication Commission, we could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunication services. Such a regulation, if enacted, would create substantial barriers to our entry into the Internet telephone market. Moreover, we are subject to a variety of risks that could materially effect our business due to the rapidly changing legal and regulatory landscape governing the Internet access providers. For example, the FCC currently exempts Internet access providers from having to pay permanent access charges that long distance telecommunication providers may charge local telephone companies for the use of the local telephone network. In addition, Internet access providers are currently exempt from having to pay a percentage of their gross revenues as a contribution to the Federal Universal Service Fund. Should the FCC eliminate these exemptions and impose such charges on Internet access providers, this would increase our cost for providing dial-up Internet access service and could have a material adverse effect on our business, financial condition and results of operations.

         Proposed FCC Regulations Could Provide Advantages to Our Competitors, Making it More Difficult for Us to be Successful.

         The FCC is considering measures that could stimulate the development of high-speed telecommunication facilities to make it easier for operators of these facilities to obtain access to customers. Such favorable regulatory measures could enhance the viability of our competitors in the Internet access marketplace. In addition, changes in the regulatory environment may provide competing Internet service providers the right of access to the cable systems of local franchise cable operators. The adoption of local access cable systems by Internet service providers could harm our business.

         We Depend On Our Telecommunication Carriers And Other Suppliers, the Loss of Which Would Force us to Curtail our Operations.

         We are dependent on telecommunication carriers for access to high speed Internet communications. We currently operate pursuant to agreements with UUNet (MCI Worldcom), ELI (Electric Lightways), Cox, and Genuity. Only in the event of termination or nonrenewal of all of these agreements, there can be no assurance that we will be able to provide continued access to high-speed Internet connections at a reasonable price. In such case, our operations may have to be curtailed.

         We Must Rely On Our Strategic Partners To Keep Pace With Rapid Technological Change And Evolving Industry Standards, the Failure of Which Would Detract from the Marketability of our Products.

         The markets for telecommunication services are characterized by rapidly changing technology, evolving industry standards, merging competition and frequent new services, software and other product introductions. Because we are primarily a marketer and reseller of Internet services and technological products, we must rely on our strategic partners to keep pace with technological change. There can be no assurance that our strategic partners can successfully identify new service opportunities or products and develop and bring new products and services, if any, to market in a timely and cost effective manner. We also cannot assure that software, services, products or technologies developed by others will not render the services, technologies or products of our strategic partners less competitive or obsolete. In addition, there can be no assurance that any product or service developments will achieve or sustain market acceptance or be able to effectively address the compatibility and operability issues raised by technological changes or new industry standards.

         We Face The Risk of System Failure Which Would Disable our Internet Operations.

         Our co-location and internet services segments' success is largely dependent upon our ability to deliver high quality, high speed uninterrupted access to the Internet. System failures could have an adverse effect on our operations and business. As we attempt to expand our network and daily traffic grows, there will be increased stress on network hardware and traffic management systems. Our operations are also dependent on our ability to successfully expand our network and to integrate new and emerging technologies and equipment into the network, which is likely to increase the risk of system failure and cause unforeseen strains on the network. Significant or prolonged systems failures, or difficulties for subscribers in accessing and maintaining connection with the Internet could damage our reputation and result in the loss of subscribers. With respect to DSL, we have little technical control over the Northpoint network and there can be no assurance that our customers will not experience failures relating to that network.

         We Have a Limited Product Range Which Must be Expanded in Order to Effectively Compete

         To effectively compete in our industry, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our e-commerce distribution channels. At the present time, we have no other products in the development process. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.

         ^

         We Have Few Proprietary Rights, the Lack of Which May Make it Easier for our Competitors to Compete Against Us.

         We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies.

         "Penny Stock" regulations may impose certain restrictions on marketability of our stock, which may affect the ability of holders of our common stock to sell their shares.

         The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:


o the commission payable to both the broker-dealer and the registered representative,

o        current quotations for the securities, and

o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect ^ the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral. ^

                                 Use of Proceeds

         We will not receive any proceeds from the sale of the common stock offered by this prospectus. We may, however, receive proceeds of $613,750 upon the exercise of 1,328,750 warrants We are solely responsible for the expenses of this offering, which are estimated at $32,333.06. iBIZ intends to use the net proceeds from exercise of warrants, if any, primarily for working capital needs and general corporate purposes, including payment of contractors for the work they did to complete the co-location facility and marketing expenses related to developing the customer base of the co-location facility. There can be no assurance that any warrants will be exercised.

                            Selling Security Holders

         The following table lists the selling security holders, the number of shares of common stock held by each selling security holder as of the date hereof, the number of shares included in the offering and the shares of common stock held by each such selling security holder after the offering. The shares included in the prospectus are issuable to the selling security holders upon conversion of the debentures or the exercise of warrants.

                       Total        Total
                     Shares of    Percentage                              Percentage               Percentage
                      Common      of Common     Shares of                 of Common                 of Common
                       Stock        Stock,        Common     ^ Beneficial Stock        Beneficial     Stock
                     Issuable      Assuming       Stock      Ownership    Owned        Ownership      Owned
                       Upon          Full      Included in   Before the   Before       After the      After
                    Conversion    Conversion    Prospectus   Offering^     Offering     Offering    Offering
       Name           of Notes                     (1)       (2)                          (3)          (3)
------------------- ------------- ------------ ------------- ------------ ----------- ------------ ------------
Celeste Trust          2,840,910        6.95%     5,682,000    1,897,096       4.99%       0            -
Reg. (4)

Esquire Trade &        3,977,275        9.47%     7,955,000    1,897,096       4.99%       0            -
Finance, Inc. (4)

The Keshet Fund        2,443,181        6.04%     4,886,000    1,897,096       4.99%       0            -
L.P. ^(4)(7)

Keshet, L.P.          13,181,818       25.75%    26,400,000    1,897,096       4.99%       0            -
^(4)(7)

Talbiya B.             1,795,500        4.51%     3,591,000   ^                4.51%       0            -
Investments Ltd.                                               1,795,500
^(4)(7)

Libra Finance            -             -            300,000      300,000        *          0            -
S.A.(4)(5)

Cong. Sharith            -             -            501,750      501,750       1.3%        0            -
Hapleton (4)(6)
------------------- ------------- ------------ ------------- ------------ ----------- ------------ ------------

"*" means less than one percent.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Pursuant to the terms of our agreements with the convertible note holders, the number of shares included in this prospectus for each such holder is equal to two times the number of shares actually issuable, if the convertible notes were converted in their entirety, not including any additional ^ number of shares ^ which may be issued in payment of accrued interest.

(2) Represents shares of common stock issuable upon conversion of debentures or exercise of warrants of the selling shareholder, at an assumed conversion price of $0.12 per share. However, the selling shareholder has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise exceed 4.99% of the then issued and outstanding shares of common stock following such conversion or exercise. This restriction may not be waived. ^

(3)   Assumes that all securities registered will be sold.  ^

(4) The following chart discloses the principal(s) of each selling securityholder and the person(s) with investment and dispositive power:

                                                               Investment/dispositive
Securityholder                      Principal                  authority
--------------                      ---------                  ---------------------------

Celeste Trust Reg.                  Thomas Hackl              Thomas Hackl

Esquire Trade & Finance, Inc.       Gisella Kindel            Gisella Kindel

The Keshet Fund, L.P.               Abraham Grin              John Clark

Keshet L.P.                         Abraham Grin              John Clark

Talbiya Investments Ltd.            John Clark                John Clark

Libra Finance S.A.                  Seymour Braun             Seymour Braun

Cong. Sharith Hapleton              Leiby Solomon             Leiby Solomon

(5) Issuable upon exercise of  presently exercisable warrants.

(6) Of which, 228,750 shares are issuable upon exercise of presently exercisable warrants.

(7) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clark may be deemed a control person of the shares owned by such entity. All selling stockholders are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person. All such selling stockholders may be deemed to be a purchasing group for purposes of Rule 13d, but are not required to file a Form 13D because of the limitation of their beneficial ownership to 4.99%, as a group.

                              Plan of Distribution

         Selling security holders may sell common stock in the over-the-counter market or on any exchange on which our common stock is listed. Shares may also be sold in block transactions or private transactions or otherwise, through brokers or dealers. Brokers or dealers may be paid commissions or receive sales discounts. The selling security holders must pay their own commissions and absorb the discounts. Brokers or dealers used by the selling security holders may be deemed to be underwriters under the Securities Act. In addition, the selling security holders will be underwriters under the Securities Act with respect to the common stock offered.

         This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

                                Legal Proceedings

         iBIZ has been assessed approximately $62,000 in penalties and interest by the IRS in connection with payroll taxes due through the first quarter of 1999. iBIZ has paid the taxes, interest, and some portion of the penalty, but has requested an abatement of the remaining penalty imposed. iBIZ is awaiting a final disposition by the IRS.

         On February 28, 2001, the Securities and Exchange Commission commenced an administrative proceeding against iBIZ. IBIZ has negotiated and submitted a settlement offer, which has been formally approved by the Commission itself. Pursuant to this settlement agreement, an administrative order has been issued which orders iBIZ to cease and desist from committing or causing any future violations of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder. No other relief against iBIZ is being sought.

         This administrative proceeding is based on the Commission's allegations that iBIZ, through its President and CEO Ken Schilling, referenced certain reports prepared by Michael A. Furr in its press releases, and posted hyperlinks to Furr's reports on its website. The Commission alleges that the Furr reports contained false revenue and stock price projections. The Commission also alleges that iBIZ falsely characterized Furr as independent of iBIZ. IBIZ neither admits nor denies the allegations as part of the settlement offer.



          Directors, Executive Officers, Promoters and Control Persons

             Name                  Age                               Position
Kenneth W. Schilling               49     President, Chief Executive Officer, Director
Terry S. Ratliff                   43     Vice President, Chief Financial Officer, Director
Mark H. Perkins                    37     Executive Vice President, Director
James A. Ratliff(1)                43     Chief Operating Officer

(1) James Ratliff and Terry Ratliff were formerly husband and wife.

         The term of each director continues until the next annual meeting. No director holds any other directorships in reporting companies.

         Kenneth W. Schilling founded INVNSYS' predecessor, SouthWest Financial Systems, in 1979, and has been Chief Executive Officer, President and a Director since INVNSYS' founding. Mr. Schilling studied for a B.S. in electrical engineering at the University of Pittsburgh from 1970 to 1972 but left for military service prior to receiving his degree. On February 28, 2001, the Securities and Exchange Commission filed a federal court action in the District of Arizona against Mr. Schilling. Mr. Schilling, however, has reached a settlement with the Commission in which he neither admits nor denies the allegations made against him. Pursuant to this settlement, Mr. Schilling will be permanently enjoined from violating Section 10(b) of the Exchange Act or Rule 10b-5 thereunder. Mr. Schilling will also be required to pay a $20,000 civil penalty.

         Terry S. Ratliff joined INVNSYS in 1989 as controller and has served as Vice President, Secretary and a Director since March 5, 1999, and was appointed Chief Financial Officer on July 1, 2000. Ms. Ratliff studied accounting at Nicholls State University in Thibodaux, Louisiana.

         Mark H. Perkins joined INVNSYS in 1994 and currently serves as Executive Vice President. Mr. Perkins was appointed to iBIZ's Board of Directors on March 5, 1999. Prior to his joining INVNSYS, Mr. Perkins was employed at American Express as a project manager for major systems implementation, a position he held for eight years. Mr. Perkins earned a degree in business management from California State University-Sonoma.

         James A. Ratliff joined iBIZ as Chief Operating Officer in January 2000. Prior to joining the ^ iBIZ, Mr. Ratliff held the position of Director of Global Procurement at American Express from February 1998 to December 1999. From August 1995 to January 1998, Mr. Ratliff served as International Program Manager for AlliedSignal Aerospace, where he was responsible for the development of international partnerships. From 1991 through July 1995, Mr. Ratliff served as an International Buyer for Amoco Corporation. Mr. Ratliff earned an MBA and a BS in Purchasing Materials and Logistics from Arizona State University, where he graduated summa cum laude in 1991.

         Security Ownership of Certain Beneficial Owners and Management

         As of March 31, 2001, there were 38,017,966 shares of common stock, par value $0.001 outstanding.

         The following table sets forth certain information regarding the beneficial ownership of the ^ our common stock as of March 31, 2001, by:

o        all directors

o each person who is known by ^ us to be the beneficial owner of more than five percent (5%) of the outstanding common stock

o        each executive officer named in the Summary Compensation Table

o        all directors and executive officers as a group

         The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days of March 31, 2001, through the exercise of any stock option or other right. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.



                                                Number of Shares of Common Stock Beneficially Owned

Name and Address of  Beneficial Owner          Shares     Vested Options (1)    Total (1)     Percent (1)

Kenneth W. Schilling(2)                        --------          225,000         225,000           *
1919 W. Lone Cactus Drive
Phoenix, AZ 85021
Moorea Trust(2)
1919 W. Lone Cactus Drive
Phoenix, AZ 85021                             9,710,480        ---------       9,710,480         25.54
Terry S. Ratliff
1919 W. Lone Cactus Drive
Phoenix, AZ 85021                             1,771,200          325,000       2,096,200         5.51
Mark H. Perkins
1919 W. Lone Cactus Drive
Phoenix, AZ 85021                             1,771,200          325,000       2,096,200         5.51
All directors and officers as group
(4 persons)(3)                               13,253,880        1,375,000      14,628,880         38.47

(1) Includes options vested on or before March 31, 2001. "*" means less than one percent.

(2) Kenneth and Diane Schilling, husband and wife, hold the shares as trustees under the Moorea Trust dated December 18, 1991.

(3)  Includes Kenneth Schilling, Mark Perkins, Terry Ratliff, and James Ratliff.

         iBIZ Technology Corp. Stock Option Plan

         The iBIZ Technology Corp. Stock Option Plan ^ provides for the grant of stock options to purchase common stock to eligible directors, officers, key employees, and service providers of iBIZ. The ^ stock option plan covers an aggregate maximum of five million (5,000,000) shares of common stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options (options which do not meet the requirements of Section 422). Under the ^ stock option plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. As of March 31, 2001, 3,385,000 options ^ had been granted to 37 persons (net of cancelled and exercised) under the plan at exercise prices of between $0.53 and $5.00. As of February 26, 2001, the market price of the stock was $0.1875. The ^ options have been granted for periods ranging from one (1) to ten (10) years, subject to earlier cancellation upon termination of employment, resignation, disability and death. The ^ options vest pursuant to the terms of each individual option, which to date have ranged from immediate to a five (5) year period. Approximately 53 people are eligible to participate in the ^ stock option plan, which is unfunded.

         The ^ stock option plan benefits currently have no value, as all of the outstanding options were issued at exercise prices greater than the current price of ^ our common stock. Ken Schilling, C.E.O., holds 250,000 options. Terry Ratliff, C.F.O., V.P. and Secretary, holds 350,000 options. Mark Perkins, Exec. V.P., holds 350,000. The ^ executive group, which includes all of the Directors, collectively holds 1,450,000 options, while the non-executive officer and employee group holds 1,935,000 options.

         The Board of Directors administers and interprets the ^ stock option plan and is authorized to grant options thereunder to all eligible persons. In the event the Board has at least two (2) members who are not either employees or officers of iBIZ or of any parent or subsidiary of iBIZ, the ^ stock option plan will be administered by a committee of not less than two (2) persons who are such independent directors. The Board designates the optionees, the number of shares subject to the options and the terms and conditions of each option.

Certain changes in control of iBIZ, as defined in the ^ stock option plan, will cause the options to vest immediately. Each option granted under the ^ stock option plan must be exercised, if at all, during a period established in the grant that may not exceed ten (10) years from the date of grant. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with iBIZ. The Board may make amendments to the ^ stock option plan from time to time it deems proper and in the best interests of iBIZ provided it may not take any action which disqualifies any option granted under the ^ stock option plan as an incentive stock option or which adversely effects or impairs the rights of the holder of any option under the ^ stock option plan.

                            Description of Securities

         General. iBIZ's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value.

         Common Stock. Holders of shares of common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of the shareholders. Each share of common stock is entitled to receive dividends as may be declared by ^ our Board of Directors out of funds legally available. Management, however, does not presently intend to pay any dividends. In the event of liquidation, dissolution or winding up of ^ iBIZ, the holders of common stock are entitled to share ratably in all assets remaining after payment in full of all our creditors ^ and the liquidation preferences of any outstanding shares of preferred stock, if any. There are no redemption or sinking fund provisions applicable to the common stock.

         Debentures. Between November 1999 and March 2000, iBIZ issued a series of three 7% ^ debentures totaling an aggregate of $3.2 million. In November 1999, iBIZ issued Six Hundred Thousand Dollars ($600,000.00) of 7% ^ debentures to Globe United Holdings, Inc.. ^ Thereafter, in December 1999, iBIZ issued to Globe an additional One Million Dollars ($1,000,000.00) of 7% ^ debentures. On March 27, 2000, iBIZ issued One Million Six Hundred Thousand Dollars ($1,600,000.00) of 7% ^ debentures to Lites Trading, Co.^

          The material terms of all the 7% ^ debentures are the same, except for purchase amounts, certain relevant dates and time periods and related warrants. Where the rights of Globe and Lites Trading conflict, Globe has agreed to waive its rights in favor of Lites Trading.

         Globe has now converted all of its 7% ^ debentures into shares of ^ common stock. Lites Trading has converted all but $750,000 of its outstanding ^ debentures into ^ common stock. On June 1 and on June 21, 2000, Lites Trading converted an aggregate of $200,000 of principal ^ of debentures into a total of 362,653 shares of ^ common stock.

         The remaining 7% ^ debentures accrue interest at seven percent per annum and are due March 27, 2005. iBIZ is obligated to make payments of accrued interest semi-annually and interest is due on the first day of May and December. At the holders' option, iBIZ may make interest payments in the form of shares of common stock (calculated as if a portion of principal, as described below).

         The holder may at any time convert all or a portion of the outstanding principal amount, together with any accrued but unpaid interest, into that number of shares of common stock equal to the quotient obtained by dividing ^ the principal amount of the debenture to be converted by ^ the Applicable Conversion Price (as defined in the ^ debentures).

         In connection with the sale of the $600k and $1000k 7% ^ debentures, iBIZ agreed to file a registration statement to cover the resale of the common stock issuable upon conversion of the 7% ^ debentures and the exercise of the warrants (described below). This ^ registration statement on Form SB-2, File No. 333-94409, was declared effective February 1, 2000 and has remained continuously effective through the date hereof.

         In connection with the sale of the $1600k 7% ^ debentures, iBIZ filed a second registration statement to cover the resale of the common stock issuable upon conversion of the 7% ^ debentures and the exercise of the warrants on Form SB-2, File No. 333-34936, which was declared effective May 1, 2000 and has remained continuously effective through the date hereof.

         iBIZ may not, without the prior written consent of Lites, offer or sell, shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of common stock, for the period ending on the earlier of ^ 180 days after the date on which this registration statement is declared effective by the SEC or ^ the date on which Lites shall have converted all of the debentures into common stock^, except that iBIZ ^ may:

o issue securities for the aggregate consideration of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act;

o        ^

o may issue additional shares of common stock upon the exercise or conversion of outstanding options, warrants and other convertible securities issued prior to March 27, 2000; ^ and

o may issue options, in addition to all options previously issued as of March 27, 2000, to purchase up to 1,000,000 shares of its common stock to its directors, officers and employees in connection with its existing stock option plans.

         In addition, iBIZ is restricted from registering any shares of its capital stock (other than shares to be received upon exercise by option and warrant holders as of March 27, 2000) until the later to occur of ^ the expiration of the respective ^ lock-up periods or ^ the registration statement filed by iBIZ covering shares to be issued to Lites upon conversion of the 7% ^ debentures or exercise of the warrants has been effective under the Securities Act for a period of at least ^ 180 days.

         Lites has a right of first refusal on purchases of additional securities for a period of ^ 18 months from the date of execution of the $1600k 7% Debentures. So long as the 7% Debentures or warrants issued to Lites are outstanding, iBIZ may not ^ declare or pay any dividends or make distributions to any holder of common stock or ^ acquire any common stock of iBIZ. Lites has waived certain of these rights so that the most recent financing could be accomplished. In particular, Lites agreed to permit us to sell additional notes and warrants, the underlying common stock of which is offered for sale pursuant to this prospectus. Lites also agreed to permit the registration of such securities for resale.

         Securities Included in this Prospectus.

                  General Terms
         In October 2000, we entered into agreements, pursuant to which certain investors agreed to purchase an aggregate of $5 million of 8% ^ convertible notes. As of the date hereof, we have issued an aggregate of $2.1 million principal amount of ^ convertible. Of the $2.1 million of ^ convertible notes issued to date, $1 million matures on October 30, 2002 and interest only payments are due quarterly commencing January 1, 2001, and the principal is due in one lump sum on October 30, 2002. The additional $1.1 million of ^ convertible notes matures on December 20, 2002 and interest only payments are due quarterly commencing on April 1, 2001.

         We also issued warrants to purchase to purchase an aggregate of 1,328,750 shares of common stock at exercise prices ranging from $0.2275 to $0.90.

         On April 17, 2001, iBIZ and the subscribers agreed to amend the terms of their agreements such that no further issuances of securities will be made under the agreements with the subscribers. There were no fees or penalties incurred in connection with modification of the agreements.

         The conversion price for all of the ^ convertible notes is the lesser of ^ 80% of the average of the three lowest closing bid prices of the common stock for the ^ 22 trading days prior to the closing date, or ^ 80% of the average of the five lowest closing bid prices of the common stock for the ^ 60 trading days prior to the conversion date. ^ Upon any conversion, the holder of the convertible note can elect to receive payment of interest in cash or additional shares of common stock at the same conversion ratio. The maximum shares that any ^ subscriber, including its affiliates, may own after conversion at any given time is 4.99%, which restriction may not be waived.

         The parties have made mutually agreeable standard representations and warranties. ^ We have also entered into certain covenants including, but not limited to, the following:

         ^

o we may not redeem the Notes without the consent of the holder of the Notes;

o        ^

o we paid to certain finders a cash fee of ^ 10% of the principal amount of the ^ convertible notes for location of the financings; ^ and

o we agreed to incur certain penalties for untimely delivery of the shares. If ^ we cannot deliver the shares for any reason, then ^ we must pay in cash 130% of the principal of the ^ convertible notes which the Subscribers are seeking to convert, with unpaid interest, and the debt will be extinguished.

o         ^

         iBIZ and the ^ Subscribers have mutually agreed to indemnify the other for damages from any misrepresentation, breach of any warranty, and any uncorrected breach of the Subscription Agreement. As compensation to Subscribers for delays in the delivery of shares, ^ we will pay late payments to Subscribers in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed.

         If ^ we request an injunction forbidding conversion, it must post a surety bond for 130% of the amount of the Note until the dispute is resolved. If ^ we do not deliver the shares, the Subscriber may buy them on the open market and be reimbursed by ^ iBIZ.

         Registration Rights.

         On or before December 14, 2000, ^ we must file a registration statement, which must be effective within 90 days, registering twice as many shares as can reasonably be expected to be issued upon conversion of all the Subscribers' securities assuming all of the Notes are converted. ^ We must reserve these registered shares for distribution to Subscribers only, and shares for other purchasers (with one exception) may not be registered on the same filing. The filing of this Registration Statement in intended to comply with this covenant. After 120 days, a majority of those holding conversion shares may demand that ^ iBIZ register any or all conversions shares (including those who did not demand at first, if they later request), at which time ^ we must register them. At any time, if ^ iBIZ is registering other shares, those holding conversion shares have a right to have their shares registered too. If ^ iBIZ misses the deadlines for filing or effectiveness, or effectiveness significantly lapses, the Subscribers will receive penalty cash payments.

         Except for existing obligations, the Subscribers will have a right of first refusal to purchase ^ our securities until 180 days after this registration has gone effective or a year (whichever is later). The Company may not sell its securities at any discount below their publicly traded value until at least 180 days from the effective date of this registration statement.

          ^

         Warrants Included in Prospectus.

         Underlying shares of common stock to be received upon the exercise of warrants that are included in this ^ prospectus are as follows:

Shares             Exercise Price        Vesting          EXPIRATION
------             --------------        -------          -----------
500,000            $0.4755               Immediate        5 years
550,000            $0.2275               Immediate        5 years
278,750            $0.90                 Immediate        3 years


         Options and Warrants Not Included in Prospectus. In addition to the shares issuable upon exercise of options and warrants included in this prospectus, iBIZ has issued, net of cancelled or exercised, 3,037,500 options to employees under the Stock Option Plan. The shares underlying these options have been registered on a registration statement on Form S-8, File No. 333-95475, filed on January 27, 2000. In connection with the 7% Debentures, as of the date of this prospectus, iBIZ has issued to Equinet warrants to purchase 281,250 shares of common stock. The warrants issued to Equinet have an exercise price of $0.99 per share, have a term of five years and are immediately exercisable. We also have an additional 2,224,489 warrants outstanding with exercise prices ranging from $.50 to $2.50.

            Disclosure of Commission Position on Indemnification for
                          Securities Act Liabilities.

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, iBIZ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            Description of Business.
         iBIZ History

         iBIZ was originally incorporated under the laws of the State of Florida in 1994. From its incorporation through December 31, 1998, ^ we operated as a development stage company with no operations or revenues while it sought to identify a strategic business combination with a private operating company. To facilitate the acquisition of a private company doing business outside of its initial purpose upon incorporation, ^ we changed ^ our name to EVC Ventures, Inc. in May 1998 and to INVNSYS Holding Corporation in October 1998.

         Effective January 1, 1999, ^ we entered into a Plan of Reorganization and Stock Exchange Agreement with INVNSYS Technology Corporation ("INVNSYS") and various shareholders of INVNSYS (the "Reorganization"). As a result of the Reorganization, INVNSYS became a wholly-owned subsidiary of ^ iBIZ. On February 1, 1999, ^ we changed ^ our name to iBIZ Technology Corp.

         While operating as a development stage company, ^ our officers and directors were not compensated for their services. From incorporation through December 31, 1994, Mr. Julio A. Padilla served as President and sole Director. Mr. Eric P. Littman served as President and sole Director from January 1, 1995 through July 9, 1998. Thereafter, Mr. John Xinos served as President, Secretary, and Treasurer from July 10, 1998 through December 31, 1998. Messrs. Padilla, Littman and Xinos are no longer involved in the management of iBIZ and are believed not to be shareholders.

         Business History of INVNSYS

          ^

         We conduct business solely through its operating subsidiary INVNSYS. For your convenience, this prospectus will refer to the parent company as ^ iBIZ and the wholly-owned operating company as INVNSYS.

         INVNSYS (formerly known as SouthWest Financial Systems, Inc.) was founded in 1979. Under the direction of INVNSYS' founder, Kenneth Schilling, ^ we initially focused on distributing front-end bank branch automation computer systems for networking applications. INVNSYS acted as a regional distributor for SHARP Electronics ("SHARP"), a privately held Japanese manufacturer of computers and electronic devices. In addition, INVNSYS also distributed the products of Billcon Company, Ltd., and Glory, manufacturers of bank automation and money processing systems.

         In 1985, INVNSYS became a master distributor of SHARP products and acquired the exclusive rights to distribute SHARP products to financial institutions in the western United States. Between 1987 and 1990, INVNSYS won various awards from SHARP for outstanding sales performance. Also during this time, INVNSYS began to participate in the design of computer systems for financial institutions. In cooperation with Wells Fargo Bank and SHARP, INVNSYS produced the first plain paper facsimile machine in 1990.

         In 1992, INVNSYS began to design and build its own computer systems, focusing on integrated systems for the banking industry. In 1993, INVNSYS terminated its relationship with SHARP and focused on developing its own products. In approximately 1994, INVNSYS began working in conjunction with Epson America ("Epson"), a leading manufacturer of point-of-sale computer products, in the development of products for the banking industry. For example, INVNSYS designed a software program that enabled Epson transactional printers to produce cashier's checks, an industry innovation. In addition, in cooperation with Epson, INVNSYS designed and marketed a stackable computer system for financial institutions. In 1996, INVNSYS produced its first entry into the market for complete computer systems with its Vision 2000 Multimedia Notestation, an Intel Pentium-based computer/printer combination. In October 1998, INVNSYS began to market a line of business transaction computers, the iT series.

         In January 2000, ^ we began offering network integration services. In March 2000, ^ we began offering digital subscriber line (DSL) services.

         On September 18, 2000, ^ we announced the opening of its new data center/Web-hosting server co-location facility, located in Phoenix. The data center allows clients to run their Web-based activities over the Internet without having to maintain internal IT and other systems-related staffing and equipment. Through this facility, iBIZ provides Web-hosting services, including hardware connections, scalable bandwidth, and back-up servers to ensure clients of continuous data traffic and Internet-based operations with uninterrupted connectivity. iBIZ also provides high levels of physical and systems security and around-the-clock maintenance, monitoring and technical support. The facility has an extensive raised floor, with secured cabinet space for up to 390 clients, 11 full-size, individually secured data suites, and a mezzanine level with rack space for 1200 leased computer servers. Additionally, the facility has space available for custom built enclosures. The iBIZ-designed infrastructure includes 3 primary environmental control systems, uninterruptible power systems with battery and generator back-up functions. The facility is connected by 3 diverse optical fiber routes and by 4 major access providers, delivering Internet traffic directly to the Internet backbone.

         iBIZ's principal offices are located at 1919 West Lone Cactus, Phoenix, Arizona 85021. iBIZ maintains a website at www.ibizcorp.com. The information on the website is not part of this prospectus.

         Statements regarding the various hardware products offered by ^ us, joint ventures, marketing agreements and web-hosting services are forward-looking and you should not rely on them or assume that the products discussed will ever be shipped in quantities sufficient to generate material revenue or that marketing agreements and web-hosting services will generate any revenue. Many products discussed in this prospectus may ultimately not be sold or may only be sold in limited quantities. Technology used in computer products is subject to rapid obsolescence, changing consumer preferences, software advancements, and competitors' products time to market. These factors, among others, may result in unforeseen changes in the types of products ultimately sold and services offered by ^ iBIZ.

         Products

         INVNSYS engages in the business of designing, manufacturing and distributing small-footprint desktop computers, transaction printers, general purpose financial application keyboards, numeric keypads, cathode ray tube ("CRT") and thin-film transistor liquid-crystal-display ("TFT-LCD") monitors and related products. INVNSYS also markets a line of original equipment manufacturer ("OEM") notebook computers and distributes color printers. In addition to hardware, in December 1999, INVNSYS began reselling third-party hardware, software, and related supplies. INVNSYS provides DSL services to commercial consumers through an agreement with Northpoint Communications, Inc. and began offering co-location services on September 14, 2000.

         We currently derive revenue from all of the foregoing products and services. The sale of computer hardware and third party software account for approximately $100,000 monthly in sales volume. Our DSL offering has historically generated approximately $30,000 monthly. However, the recent sale of the material assets of our primary DSL provider, Northpoint Communications to AT&T, will impact those revenue streams in the near term fiscal periods. INVNSYS has secured an agreement with Qwest to provide their ADSL brand product and will continue to provide a DSL offering to their customers. The current customer base for Northpoint DSL will not directly transfer to the Qwest product due to a material difference in the product technical protocols. Continued sales efforts will be required to rebuild the monthly recurring revenues relating to the Northpoint offering, in the event the Northpoint network should become commercially unavailable as a result of their asset sale. Our co-location offering is generating monthly revenues of approximately $50,000. We anticipate there to be steady monthly growth in the revenues associated with this offering.


         INVNSYS' continued success is partially dependent upon the introduction of new products and the enhancement of existing products. INVNSYS is actively engaged in the design and development of additional computers and peripherals to augment its present product line. Currently, INVNSYS designs many of its products in-house. INVNSYS employs a seven-person product design and development staff that is managed directly by Kenneth Schilling. During fiscal years 2000 and 1999, INVNSYS spent $7,942 and $5,014, respectively, on expenses directly allocated for research and development.

         Because of the rapid pace of technological advances in the personal computer industry, INVNSYS must be prepared to design, develop, manufacture and market new and more powerful hardware products in a relatively short time span. While INVNSYS believes that it has been successful to date in accomplishing that goal, there can be no assurance that it will continue to do so in the future.

o Personal Computers. We offer two small footprint personal computers, the Sahara and the Safari.

o Keyboards. We market a range of keyboards and numeric keypads targeted at financial institutions. We market our "KeySync" line of keyboards and lapboards, specifically designed for use with hand-held personal organizers such as 3COM's Palm(TM) devices.

o Displays and Monitors. We sell a line of space-saving, zero-emission Harsper TFT-LCD flat panel displays. We believe our TFT-LCD panels take up less than one-tenth of the space needed for an equivalent cathode ray tube monitor and are some of the thinnest available on the market. We also offer a line of traditional monitors.

o Notebook Computers. We market a complete line of competitively priced, build-to-order notebook computers. Currently, we sell two models, the Apache and the Phoenix.

o Printers and Peripherals. We are an authorized distributor of Epson printers and peripherals and currently offer two transactional printers.

o Third-Party Hardware, Software, and Related Supplies. In an effort to provide our customers a wider range of products, we recently began reselling third-party hardware, software, and related supplies.

         Services

         Responding to market demand for complete network solutions, INVNSYS began providing network integration services in the last quarter of 1999. Through previous contacts developed by its Director of Network Services prior to joining ^ iBIZ, INVNSYS acquired network integration service accounts with American Express, Motorola, and Intel. These services are currently generating approximately $25,000 per month in revenues, although we do not anticipate significant growth in this area and we are reviewing the future viability of the service.

         Expanding its networking capabilities, in November 1999, INVNSYS entered into an agreement with Northpoint Communications. Through this agreement, INVNSYS began offering digital subscriber line ("DSL") services to commercial customers. DSL service is an emerging technology providing high-speed Internet connections over phone carriers' existing copper wiring at connection speeds ranging from 144 KBPS to 1.5 MBPS. Management believes DSL service offers a lower cost alternative to competing products such as T-1 and frame relay services that provide similar connection speeds but require additional infrastructure expenditures.

         Management believes that the addition of network integration and DSL services will allow INVNSYS to expand its customer base by enabling ^ us to offer complete networking solutions. To date, INVNSYS has recognized no significant revenue from these new services. There can be no assurance that INVNSYS will be successful in developing, integrating and profiting from its network integration or DSL services.

         INVNSYS completed a co-location facility in August, 2000 and opened it for service on September 14, 2000. "Co-location" is providing network connections, such as Internet leased lines, to several servers housed together in a server room. Typically, we provide a server, usually a Web server, located at our dedicated facility designed with resources which include a secured cage or cabinet, regulated power, dedicated internet connection, security and support.

         Our co-location facility offers our customers a secure place to physically house their hardware and equipment. The potential for fire, theft, or vandalism is much greater locating such equipment in their offices or warehouse. Our facility also offers high security - including cameras, fire detection and extinguishing devices - multiple connection feeds, filtered power, backup power generators and other items to ensure high-availability, which is mandatory for all Web-based, virtual businesses.

         Our customers prefer co-location because the server-owners want their machine to be on a high-speed Internet connection and/or they do not want the security risks of having the server on their own network.

         There can be no assurance that INVNSYS will develop the economies of scale or obtain the customer base necessary to achieve long-term profitability in its co-location facility.

         Marketing, Sales and Distribution

         INVNSYS markets and distributes products directly to end users through a direct sales force, regional resellers, value-added providers in the banking and point-of-sale ("POS") market and Internet commerce sites. INVNSYS has a direct sales force of nine employees, directed by Mr. Schilling, who market INVNSYS' products.

         INVNSYS has discontinued selling its products to retail customers through its website.

         In January 2000, INVNSYS was named the exclusive United States distributor (subsequently, INVNSYS permitted the agreement to become non-exclusive) of certain current and all new Harsper Co., Ltd. TFT-LCD products and services. The Master Distribution Agreement is effective until September 31, 2001, subject to annual renewal unless terminated by either party prior to the then effective renewal date. After the initial period, the agreement may be terminated subject to mutual acceptance of the parties and upon 30 days written notice. The sale of Harsper TFT - LCD products is beginning to generate monthly revenues. We anticipate material revenues from this relationship beginning in our fiscal 3rd quarter.

         INVNSYS also distributes its products to regional resellers national distributors and to retail stores such as CompUSA, Inc. and Fry's Electronics. INVNSYS is actively seeking to expand it distribution of PDA accessories to additional retail stores but there is no assurance that this expansion will occur. Our PDA related products represent a significant portion of our current revenue stream. The product line has grown to 42 items over the past year and we have made significant progress in the development of our retail distribution channels. We anticipate further growth in this area over the coming periods. The average monthly revenues from this product offering are approximately $100,000 per month.

         INVNSYS has a marketing agreement with Global Telephone Communication, Inc. ("Global"), whereby Global will market INVNSYS' products in the Pacific Rim. Management believes that Global, through a joint venture with Pacific Assets International, will provide access to numerous banks throughout Asia, including Mainland China, Hong Kong, Taiwan, South Korea, Malaysia, Indonesia and Japan. To date, however, INVNSYS has not recognized revenues from its marketing agreement with Global, and there can be no assurance of revenues in the foreseeable future.

         Manufacturing

         INVNSYS' products are engineered and manufactured by various entities in Taiwan. Currently, INVNSYS has an agreement with DataComp, a private Taiwanese company, to manufacture INVNSYS' keyboards and keypads. The Harsper TFT-LCD panels are manufactured in South Korea. First International Computer in Taiwan currently manufactures INVNSYS' Sahara desktop computers.

         These manufacturers build INVNSYS' products to INVNSYS' specifications with non-proprietary components. Therefore, the vast majority of parts used in INVNSYS' products are available to INVNSYS' competitors. Although INVNSYS has not experienced difficulties in the past relating to engineering and manufacturing, the failure of INVNSYS' manufacturers to produce products of sufficient quantity and quality could adversely affect INVNSYS' ability to sell the products its customers' demand.

         INVNSYS engages in final assembly, functional testing and quality control of its products in its Phoenix, Arizona facility. Management believes INVNSYS' completion of the final stages of manufacturing allows INVNSYS to ensure quality control for its products manufactured overseas.

         INVNSYS has entered into an agreement with Twinhead Corporation, a Taiwanese manufacturer of notebook computers ("Twinhead"), to produce build-to-order notebook computers. The design, engineering and manufacturing of INVNSYS' notebook computers is done entirely by Twinhead. Management believes this relationship allows INVNSYS to offer a broader range of products to its customers without the cost of research and development and manufacturing.

         Licenses

         Microsoft, Inc. In June 1999, INVNSYS entered into an agreement with Microsoft, Inc. to become an OEM system builder. Participation in this program allows INVNSYS to install genuine Microsoft operating systems in selected applications with full support from Microsoft. In addition, this agreement entitles INVNSYS to pre-production versions of Microsoft products and enables INVNSYS to provide input into development and design of new products. The agreement with Microsoft is currently facilitating the generation of revenue in certain products contained in our PDA line. While we do not generate revenue directly from this agreement, it supports current and future development efforts for products on the Microsoft platforms.

         KeyLink Software License. iBIZ has an exclusive, perpetual license to use, distribute and offer for sale with associated hardware the software that facilitates the connection between the KeySync keyboard and the 3COM Palm devices. The KeyLink software is our proprietary software on which sales of the KeySync Keyboard are based. We do not generate revenue directly from the sale of the software but rather the sale of the products that utilize the KeyLink software as their interface to other platforms. We will continue to develop on this base as new PDA's are introduced requiring driver support.

         Patents and Trademarks

         INVNSYS holds no United States or foreign patents for its products. However, iBIZ has filed a patent application for its Lapboard keyboard. In general, INVNSYS believes that its continued success will depend primarily upon the technical expertise, creative skills, and management abilities of its officers, directors, and key employees rather than on patent ownership.

         iBIZ has filed an application with the United States Patent and Trademark Office for the use of the names "iBIZ" and "KeySync" and is currently investigating various other product trademarks.

         Service and Support

         INVNSYS provides its customers with a comprehensive service and support program. Technical support is provided to customers via a toll-free telephone number as well as through the iBIZ website. The number is available Monday through Friday 8:00 a.m. to 5:00 p.m., Mountain Standard Time. INVNSYS maintains a staff of approximately 20 technical and customer support representatives who respond to telephone inquiries.

         Also available on iBIZ's website are links to files for software patches and drivers used for software updates.

         INVNSYS' products have either a one-year or three-year limited warranty covering parts and service. In addition, INVNSYS offers extended service agreements, which may extend warranty coverage for up to two additional years. Under the Virtual Spare program, INVNSYS provides replacement units by next-day shipment in the event a customer's unit fails. Under this program, customers have, at no additional expense, the option to have their existing hard-drive configuration installed on the replacement unit. The customer's units are then returned to INVNSYS' Phoenix facility for service. Under INVNSYS' On-Site program, customers have the ability to have a ^ company-owned spare on-site for immediate availability in the event of a failure. Failed units are then returned to INVNSYS' facility for service and returned to replace the spare for future needs. INVNSYS believes its Virtual Spare and On-Site programs eliminate the need for on-site technical support for the replacement units and reduce set-up time at customer facilities.

         Competition

         Personal Computers

         The personal computer industry is highly competitive. INVNSYS competes at the product level with various other personal computer manufacturers and at the distribution level primarily with computer retailers, on-line marketers and the direct sales forces of large personal computer manufacturers.

         At the product level, the personal computer industry is characterized by rapid technological advances in both hardware and software development and by the frequent introduction of new and innovative products. There are approximately 100 manufacturers of personal computers, the majority of which have greater financial, marketing and technological resources than INVNSYS. Competitors at this level include IBM, Compaq, Dell, NEC, and Gateway 2000. Gateway 2000 and NEC, among other competitors, have recently introduced smaller desk top computers than have been manufactured in the past. However, those computers are targeted for the consumer and not for the corporate customer and are more expensive than the computers offered by INVNSYS. INVNSYS' main competitors for its line of thin-client computer systems include specialty manufacturers such as WYSE Technology.

         Competitive factors include product quality and reliability, price to performance characteristics, marketing capability, and corporate reputation. In addition, a segment of the industry competes primarily for customers on the basis of price. Although INVNSYS' products are price competitive, INVNSYS does not attempt to compete solely on the basis of price.

         The intense nature of competition in the computer industry subjects INVNSYS to numerous competitive disadvantages and risks. For example, many major companies will exclude consideration of INVNSYS' products due to limited size of the company. Moreover, INVNSYS' current revenue levels cannot support a high level of national or international marketing and advertising efforts. This, in turn, makes it more difficult for INVNSYS to develop its brand name and create customer awareness. Additionally, INVNSYS' products are manufactured by third parties in Taiwan or South Korea. As such, INVNSYS is subject to numerous risks and uncertainties of reliance on offshore manufacturers, including, taxes or tariffs, non-performance, quality control, and civil unrest. Also, as INVNSYS holds no patents, the vast majority of parts used in its products are available to its competitors.

         Management believes that it can compete effectively by providing computers and peripherals utilizing unique designs and space-saving qualities, such as small footprints. Although Management believes it has been successful to date, there can be no assurance that INVNSYS will be able to compete successfully in the future.

         Services

         INVNSYS recently began offering network integration services and DSL high-speed Internet connection services. Although management believes these services will enable INVNSYS to expand its customer base through the offering of complete network solutions, each service will experience intense competition. For example, network integration services are offered by a wide range of competitors, including large established companies such as IBM and AT&T, as well as small private entities. Many of INVNSYS' competitors in network integration services are more established and have greater resources. INVNSYS has a technology manager with significant network integration experience and industry contacts. However, as this is a new line of business, no assurance can be given that INVNSYS will be able to expand its business of network integration services.

         Similarly, the market for Internet connection services is highly competitive. INVNSYS' agreement with Northpoint Communications enables it to offer DSL high-speed Internet connection services. DSL is an emerging technology that allows for higher speed connections over existing copper phone lines. Currently, large established companies such as Qwest Communications (formerly U.S. West Communications), COX Communications, Covad Communications and Rhythms NetConnections offer DSL services. Co-location and data warehousing competitors include large public companies such as Exodus Communications, GST, Above-Net, and Global Center. Management believes that these companies' greater resources may increase market awareness and acceptance of DSL and co-location services. However, as INVNSYS has only recently entered the market for Internet connection services, there can be no assurance that it can successfully compete in the marketplace.

         INVNSYS' DSL services also compete with numerous local and national conventional dial-up Internet service providers such as America Online and MindSpring. Although capable of providing higher connection speeds than traditional modem dial-up services, the market for DSL services is currently limited by the technological requirement that customers be located within a fixed proximity of a central office which provides the service. In contrast, conventional dial-up Internet services, while providing slower connection speeds, may be accessed by any telephone line. There can be assurance that the market for DSL services will develop to successfully compete against conventional dial-up Internet service providers or that INVNSYS will successfully market its DSL services. There can be no assurance that the changes in technology will not make co-location services obsolete or that INVNSYS will achieve the necessary market penetration in its geographic region necessary to achieve profitability in its co-location facility.

         Reselling

         As part of its efforts to provide complete networking solutions, in December 1999, INVNSYS began reselling third-party hardware, software, and related supplies to business customers. The market for reselling these products is highly competitive. INVNSYS competes against a wide range of competitors, including the direct sales forces of companies such as CompUSA, and ASAP Software Express, a division of Corporate Express, Inc., and mail order companies such as Insight Enterprises, and Computer Discount Warehouse. Many of INVNSYS' competitors are more established and have greater resources. Management believes that INVNSYS can compete effectively in this market segment in that INVNSYS can provide complete network solutions in conjunction with competitively priced third-party hardware, software and related supplies. To date, management estimates that the reselling of third-party software has generated sales of approximately $100,000 per month. However, there is no assurance that iBIZ's relationship with its third-party suppliers will continue, that such revenue levels will be sustained or that ^ we will be able to effectively compete in the third-party reselling market segment.

         Customers For Products

         Throughout its history, INVNSYS' ability to deliver innovative product designs and quality customer service has enabled it to provide products to major financial institutions including Wells Fargo, Bank of America, Security Pacific, Northrim Bank, and First Interstate Banks. Currently, no single customer accounts for more than 10% of INVNSYS' product revenues.

         Employees; Labor Relations

         As of March 31, 2001, INVNSYS had approximately 53 full-time employees. No employee of INVNSYS is represented by a labor union or is subject to a collective bargaining agreement. INVNSYS has never experienced a work-stoppage due to labor difficulties and believes that its employee relations are good.

         FCC Regulations

         The Federal Communications Commission (the "FCC") has adopted regulations setting radio frequency emission standards for computing equipment. Management believes all of INVNSYS' current products meet applicable FCC and foreign requirements.

         INVNSYS is in the process of exploring foreign operations. Many foreign jurisdictions require governmental approval prior to the sale or shipment of personal computing equipment and in certain jurisdictions such requirements are more stringent than in the United States. Any delays or failures in obtaining necessary approvals from foreign jurisdictions may impede or preclude INVNSYS' efforts to penetrate such markets.

         Use of Trademarks and Tradenames

         All trademarks and trade names used in this prospectus are the property of their respective owners.

         Management's Discussion and Analysis or Plan of Operation

         Through its operating subsidiary, INVNSYS, iBIZ designs, manufactures, and distributes small footprint desktop computers, transaction printers, general purpose financial application keyboards, numeric keypads, CRT's, TFT-LCD monitors and related products. INVNSYS also markets a line of OEM notebook computers and distributes a line of transactional and color printers. During fiscal 2000, iBIZ began offering network integration services, digital subscriber line high-speed Internet connection services, a co-location server facility and business-to-business software sales. To provide a greater range of products, iBIZ recently began reselling third-party hardware, software and related supplies.

Selected Financial Information

                                                                          Year Ended
                                                            10/31/99                       10/31/00
Statement of Operations Data                      $                              $
         Net sales                                          2,082,515                      4,144,822
         Gross profit                                         399,610                        841,100
         Operating income (loss)                           (1,074,180)                    (3,570,789)
         Net earnings (loss) after tax                     (1,053,563)                    (5,455,678)
         Net earnings (loss) per share                         (0.04)                        (0.18)

Balance Sheet Data
         Total assets                                       1,043,030                      4,016,882
         Total liabilities                                  1,476,557                      3,135,576
         Stockholders' equity (deficit)                      (433,527)                       881,306

                                                                      Three Months Ended
                                                             1/31/00                       1/31/01
Statement of Operations Data                      $                              $
         Net sales                                            628,853                        1,005,328
         Gross profit                                          78,058                          381,061
         Operating income (loss)                             (695,037)                        (827,891)
         Net earnings (loss) after tax                     (1,283,055)                        (932,511)
         Net earnings (loss) per share                         (0.05)                          (0.02)

Balance Sheet Data                                       At 10/31/00                     At 1/31/01

         Total assets                                       4,016,882                      4,118,061
         Total liabilities                                  3,135,576                      3,988,122
         Stockholders' equity (deficit)                       881,306                        129,939

       Results of Operations.

         Fiscal year ended October 31, 2000 compared to fiscal year ended October 31, 1999.

         Revenues. Sales increased by approximately 99% to $4,144,822 in the fiscal year ended October 2000 from $2,082,515 in the fiscal year ended October 1999. The increase was mainly a result of marketing a new line of products and distributing third-party software.

         Our PDA accessory line began retail shipments in June of 2000 and accounted for approximately 50% of the growth in revenues year over year. We are experiencing margins ranging from 20% to 50% for these items and anticipate continued growth in demand over the next three years. We are comfortable in our ability to maintain the profit percentages for this category due to the rapidly evolving nature of new product introductions in the PDA space. The products are inherently lo-tech and therefore relatively inexpensive to produce. As new models are introduced by major PDA suppliers our cost to adapt current or develop new offerings are in the sub $50,000 range. Additional expense items may be incurred should the need for additional warehouse space, personnel, or shipping capability be necessary to manage to flow of product relative to a growth in demand for the products. We do not have sales contracts for the sale of PDA products, other than customary purchase orders.

         Our second major new offering relates to the establishment of our co-location facility. Material revenues were not realized in the 2000 fiscal year as the facility came on-line in October of 2000. Current revenues for internet related services are approximately $70,000 per month with significant short-term prospects for rapid growth. Contractual expenses related to connectivity for this offering currently total approximately $50,000 per month and will increase as the client base grows. Based on the current suite of internet related products and services we anticipate obtaining a 30% gross margin at current state with margins increasing as expenses are spread over a broader base of customers.

         Cost of Sales. The cost of sales of $3,303,722 in the fiscal year ended October 2000 rose from $1,682,905 in the fiscal year ended October 1999, or approximately a 96% increase. This rise reflects a coinciding increase in the sale of products resulting in the purchase of more hardware from INVNSYS' overseas suppliers.

         Gross Profit. Gross profit increased by approximately 110% to $841,100 in the fiscal year ended October 2000 from $399,610 in the fiscal year ended October 1999. The significant increase resulted primarily from the increase in revenues coupled with the cost of sales that did not increase in direct proportion to the increase in revenues.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately 199% to $4,411,889 in the fiscal year ended October 2000 from $1,473,790 for the fiscal year ended October 1999. The increase was primarily due to costs of developing new lines of business (principally DSL and co-location services) and fees paid in connection with financing activities.

         Interest Expense. Interest expense of $58,085 for the fiscal year ended October 1999 and of $101,563 for the fiscal year ended October 2000 was accrued on notes payable to Community First National Bank primarily extended for working capital purposes and on convertible debentures issued to various investors as described herein.

         Interest Expense - Convertible Debenture-Beneficial Conversion Feature. ^ We issued convertible debt securities with a non-detachable conversion feature that was "in the money" at the date of issue. ^ IBIZ accounts for such securities in accordance with Emerging Issues Task Force Topic ^ 98-5. We recorded the fair value of the beneficial conversion feature as interest expense and an increase to Paid-in Capital in Excess of Par Value of Stock. Interest expense of $1,860,454 for the fiscal year ended October 2000 was incurred under the Company's convertible debenture-beneficial conversion feature.

         Net Earnings. Net loss increased to $5,455,678 for the fiscal year ended October 2000 from a net loss of $1,053,563 for the fiscal year ended October 1999. The loss resulted from the significant increase in the selling, general and administrative expenses and the imposition of interest expenses for the ^ convertible debenture-beneficial conversion feature.



Three month period ended January 31, 2001, compared to three month period ended January 31, 2000.

         Revenues. Sales increased by approximately 60% to $1,005,328 for the three month period ended January 31, 2001 from $628,853 for the three month period ended January 31, 2000. The increase was mainly as a result of growth in PDA and co-location service sales.

         Cost of Sales. The cost of sales increased by approximately 13% to $624,267 in the three month period ended January 31, 2001 from $550,795 for the three month period ended January 31, 2000. The increase in cost of sales is attributable primarily to additional sales of PDA and co-location service sales and reflects the sale of products which have greater relative margins than past products.

         Gross Profit. Gross profit increased to approximately $381,061 for the three month period ended January 31, 2001 from approximately $78,058 for the three month period ended January 31, 2000. The increase of approximately 388% resulted primarily from the increase in revenues coupled with a lower cost of sales that did not increase in direct proportion to the increase in revenues.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately 56% to $1,208,952 from $773,095 for the three month period ended January 31, 2001. The increase was primarily due to costs associated with expanding the PDA and co-location product offerings, as well as fees paid in connection with financing activities.

         Interest Expense. Interest expense of $35,541 for the three month period ended January 31, 2001 and $20,481 for the three month period ended January 31, 2000 was interest accrued primarily relating to the convertible debentures.

         Interest Expense. Convertible Debenture-Beneficial Conversion Feature. We issued convertible debt securities with a non-detachable conversion feature that was "in the money" at the date of issue. We account for such securities in accordance with Emerging Issues Task Force Topic D-60. We recorded the fair value of the beneficial conversion feature as interest expense and an increase to Paid-in Capital in Excess of Par Value of Stock. Interest expense of $302,390 for the three month period ended January 31, 2001, a decrease of 47% from the interest expense of $572,935 for the three month period ended January 31, 2000 was incurred under the convertible debenture-conversion feature. The decrease resulted from the reduction in new convertible debentures issued as compared to the corresponding period from the prior year.

         Net Earnings. Net losses decreased to $932,511 for the three month period ended January 31, 2001 from $1,283,055 for the three month period ended January 31, 2000. The decrease in losses resulted primarily from the decrease in the interest expenses for the convertible debenture-beneficial conversion feature coupled with an increase in Gross Profit.

Liquidity and Capital Resources

         As a result of the shift of the focus of our business to the sale of PDA products and co-location services, we experienced a significant change in the components of our current assets. Our accounts receivable more than doubled from the 1999 period to the 2000 period, as a result of the increased sales activity. Our allowance for doubtful accounts also increased as a result a shift in our customer base from financial institutions to resellers and small businesses. The focus on PDA products also required us to substantially increase our tooling and inventory levels to better support increasing demand on a timely basis. We also incurred increases in prepaid expenses for participation at trade shows to support the new product areas and increases in service deposits relating to internet access fees for our co-location services.

         We spent substantial funds on construction and installation of our co-location facility and expansion of our sales and marketing efforts. As a result, we have consistently raised capital to maintain the business as a going concern.

         Since December 1, 1999, we raised approximately $5,900,000 through the sale of convertible debentures, convertible notes, common stock and warrants to various individuals. We relied upon either Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act of 1933 with respect to these sales of common stock.. We had commitments for an additional $2,900,000 of convertible debenture financing, subject to meeting certain representations, warranties, covenants, and conditions. In April 2001, we mutually agreed to terminate these commitments, without penalty, as a result of our inability to immediately register the shares of common stock issuable upon conversion of the convertible debentures. Certain investors have orally agreed to fund approximately $750,000 through additional convertible debentures, once the registration of which this prospectus forms a part is declared effective. We believe this should satisfy our funding requirements for approximately the next 12 months, although there can be no assurance such funds will be adequate. In the event we do not receive additional funds within the next three months, we may be required to curtail certain operations until funds become available.

         In September, Globe United Holdings, Inc. ("Globe"), converted debentures totaling $350,000 and received 1,163,432 shares of common stock and Lites Trading, Inc. ("Lites"), converted debentures totaling 672,672 and received 2,172,247 shares of common stock, including stock paid for interest due. As of December 29, 2000, Lites had an aggregate of $750,000 in principal amount of debentures outstanding due and payable on March 27, 2005.

         From October to December 2000, we raised $2.1 million dollars by issuing 8% convertible debentures. The debentures are due and payable on October 30, 2002, and December 18, 2002, unless converted into our common stock prior to that time. In December 2000, two parties converted their 8% convertible debentures totaling $27,000 and received 144,742 shares of common stock, including stock paid for interest due.

         Future minimum lease payments on our facility (excluding taxes and expenses) are as follows:

                                    October 31, 2001           $161,280
                                    October 31, 2002            169,344
                                    October 31, 2003            177,816
                                    October 31, 2004            186,708
                November 1, 2004 - December 31, 2024          6,482,145
                                               Total         $7,177,263

         Rent expense for the years ended October 31, 2000 and 1999 was $160,311 and $86,959, respectively. We charged $764,595 and $15,492 to operations for advertising costs for the years ended October 31, 2000 and 1999, respectively.

         The note payable to Community First National Bank demands monthly payments of principal and interest of $545 with interest at 7% until March 7, 2003.

Description of Property

         On July 1, 1999, iBIZ began leasing an approximately 15,000 square foot custom-built office building located at 1919 West Lone Cactus, Phoenix, Arizona. The facility is used for administration, design, engineering and assembly of products. iBIZ's lease ("Lease") is for a term of 26.5 years, with monthly rental payments of $12,800, subject to annual increases, plus taxes and operating costs.

         The facility is leased from Lone Cactus Capital Group, L.L.C., a limited liability company in which Kenneth Schilling is a member. Mr. Schilling and his wife, Diane, personally guarantee the Lease. The Lease is no longer secured by the assets of ^ iBIZ. Management believes this new facility provides adequate space to accommodate iBIZ's current plan of growth and expansion.

         We do not have a policy regarding investments in real estate, mortgages, or in companies investing in real estate or mortgages. We are not presently contemplating an investment in real estate.

                 Certain Relationships and Related Transactions

         While a private company, INVNSYS (now iBIZ) made loans totaling $992,037 to Kenneth Schilling. These loans are payable on demand and accrued interest at eight percent (8%) during 1997 and six percent (6%) during 1998 and 1999. As of January 31, 2001, the balance of the loans payable by Mr. Schilling to INVNSYS totaled approximately Three Hundred Eighty-Four Thousand Nine Hundred Eighty-Eight Dollars and Ninety-Four Cents ($384,988.94). Mr. Schilling, as trustee of the Moorea Trust, pledged 2,000,000 shares of iBIZ common stock to secure this debt.

         iBIZ leases its facility from Lone Cactus Capital Group, L.L.C., a limited liability company in which Kenneth Schilling is a member. iBIZ believes the terms of the lease are at an arms-length fair market rate.

            Market for Common Equity and Related Stockholder Matters

                                                                   ^
         Our common stock is currently traded on the OTC Bulletin Board. The common stock was initially listed under the symbol "EVCV" on June 3, 1998, and trading began on July 16, 1998. On October 26, 1998, ^ we changed ^ our trading symbol to "IBIZ." The following charts indicate the high and low sales price for the ^ common stock for each fiscal quarter between November 1, 1998, and March 31, 2001, as quoted on the OTC:BB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                     Price
                                  Quarter Ended            High              Low

                                     January 99             2.563          1.156
                                       April 99             1.875          0.750
                                        July 99             2.266          0.625
                                     October 99             1.500          0.844
                                     January 00             2.063          0.969
                                       April 00             3.188          0.938
                                        July 00             1.281          0.625
                                     October 00             1.219          0.375
                                     January 01             0.419          0.177
                                  Through March             0.220          0.135
                                       31, 2001

         As of March 31, 2001, management believes there to be 163 holders of record of iBIZ's common stock. To date, iBIZ has not paid any dividends on its common stock. iBIZ does not currently intend to pay dividends in the future. iBIZ is prohibited from declaring or paying dividends while certain debentures or warrants are outstanding.




Executive Compensation

         The Board believes that leadership and motivation of ^ our executives are critical to establishing iBIZ's preeminence both in the marketplace and as an investment for stockholders. The Board is responsible for ensuring that the individuals in executive positions are highly qualified and that they are compensated in a manner that furthers ^ our business strategies and aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

o offer competitive total compensation value that will attract the best talent to iBIZ; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value.

o encourage executives to manage from the perspective of owners with an equity stake in ^ iBIZ.

o iBIZ's compensation program for executive officers is targeted to provide highly competitive total compensation levels (including both annual and long-term incentives) for highly competitive performance.

         The following table sets forth certain compensation paid or accrued by ^ us to certain of ^ our executive officers during fiscal years ended 2000 and 1999.

                           Summary Compensation Table
                Name and Principal Position                Fiscal Year Salary     Bonus    Options(1) (#)
                                                                         ($)

  Kenneth W. Schilling, President & CEO                       1999     $200,000                 250,000
                                                              2000     $200,000  $40,000

  Terry S. Ratliff, Vice President, Chief Financial
  Officer, Director                                           1999      $88,000                 300,000
                                                              2000      $88,000  $40,000

  Mark H. Perkins, Executive Vice President, Director         1999      $88,000                 300,000
                                                              2000      $88,000  $40,000

     (1) Includes 50,000 options granted for service as a director of ^ iBIZ.
                                                                        ----

                        Option Grants in Last Fiscal Year
         No options were granted during the fiscal year ended October 31, 2000.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                       Number of Unexercised      Value of Unexercised
                             Shares                   Options at Fiscal Year     In-the-Money Options at
                           Acquired on      Value        End Exercisable/     Fiscal Year End Exercisable/
          Name            Exercise (#)   Realized ($)     Un-exercisable           Un-exercisable (1)

Kenneth W. Schilling           -0-            -0-          225,000/25,000                 $0/$0
Terry S. Ratliff               -0-            -0-          325,000/25,000                 $0/$0
Mark H. Perkins                -0-            -0-          325,000/25,000                 $0/$0

     (1) Based on closing price of the Common Stock on October 31, 2000 of $0.4844 per share. None of the options are "in-the-money."

         There were no long-term incentive plans or rewards made in fiscal 2000.

                  Compensation of Directors

         Pursuant to the terms of their employment agreements, effective April 22, 1999, Messrs. Schilling, Perkins and Ms. Ratliff each received fifty thousand (50,000) options to purchase fifty thousand (50,000) shares of common stock in consideration for their services as directors of iBIZ. Of this 50,000, 25,000 vested on April 22, 2000, and the final 25,000 will vest on April 22, 2001. Each director holds office until the next annual meeting of shareholders or until their successors are elected and qualified.

                  Employment Agreements

                  Employment Agreement for Kenneth W. Schilling

         Effective March 5, 1999, Kenneth W. Schilling and iBIZ entered into an Employment Agreement (the "Agreement"), as amended as of April 22, 1999.

         Under the Agreement, Mr. Schilling has been retained to act as President and Chief Executive Officer of iBIZ. The Agreement is for a term of two years ending March 4, 2001. Under the Agreement, Mr. Schilling shall receive an annual base salary of $200,000. In addition, effective April 22, 1999, Mr. Schilling received two hundred fifty thousand (250,000) options to purchase two hundred fifty thousand (250,000) shares of common stock of iBIZ at an exercise price of $0.75 per share. Two hundred thousand (200,000) options were issued in consideration of Mr. Schilling's services as an officer of iBIZ and fifty thousand (50,000) options were issued in consideration for services as a director. Two hundred thousand (200,000) options vested upon granting on April 22, 1999, and twenty-five thousand (25,000) options vested on April 22, 2000. An additional 25,000 will vest on April 22, 2001.

         The Agreement provides that upon total and permanent disability, as defined in the Agreement, iBIZ shall pay Mr. Schilling such benefits as may be provided to officers of iBIZ under any ^ iBIZ provided disability insurance or similar policy or under any iBIZ adopted disability plan. In the absence of such policy or plan, iBIZ shall continue to pay Mr. Schilling for a period of not less than six months the compensation then in effect as of the effective date of his termination.

         Mr. Schilling may terminate the Agreement upon written notice, within thirty (30) days following the occurrence of an event constituting "Good Reason," as defined below. Upon the termination by Mr. Schilling for Good Reason, Mr. Shilling will be entitled to receive a payment equal to the lesser of: (1) an amount equal to one-half of his annual base salary in effect at the time of termination; or (2) the remaining compensation due to Mr. Schilling under the terms of the Agreement. If Mr. Schilling fails to exercise his rights to terminate the Agreement for Good Reason within thirty (30) days following an event constituting Good Reason, such rights shall expire and be of no further force or effect.

         "Good Reason" is defined to mean the occurrence of any of the following events without Mr. Schilling's consent: (1) assignment of Mr. Schilling to any duty substantially inconsistent with his position or duties contemplated by the Agreement or a substantial reduction of his duties contemplated by the Agreement; (2) the removal of any titles bestowed under the Agreement; (3) any material breach or failure of iBIZ to carry out the provisions of the Agreement after notice and an opportunity to cure; and (4) the relocation of Mr. Schilling, his corporate office facilities, or personnel outside the Phoenix metropolitan area.
          ^
         We are currently negotiating a new employment agreement with Mr. Schilling for an additional three years.
         Employment Agreement for Terry Ratliff


         Effective March 5, 1999, Terry Ratliff and iBIZ entered into an Employment Agreement (the "Agreement"), as amended as of April 22, 1999.

         Under the Agreement, Ms. Ratliff has been retained to act as Vice-President/Controller of iBIZ. The Agreement is for a term of two years ending March 4, 2001. Under the Agreement, Ms. Ratliff shall receive an annual base salary of $88,000.

         In addition, effective April 22, 1999, Ms. Ratliff received three hundred thousand (300,000) options to purchase three hundred thousand (300,000) shares of common stock of iBIZ at an exercise price of $0.75 per share. Three hundred thousand (300,000) options were issued in consideration of Ms. Ratliff's services as an officer of iBIZ and an additional fifty thousand (50,000) options were issued in consideration for services as a director. Three hundred thousand (300,000) options vested upon granting on April 22, 1999, and twenty-five thousand (25,000) options vested on April 22, 2000. An additional 25,000 will vest on April 22, 2001.

         The other terms of Ms. Ratliff's Employment Agreement are identical in all material respect to Ms. Schilling's.
          ^
         We are currently negotiating a new employment agreement with Ms. Ratliff for an additional three years.
Employment Agreement for Mark Perkins


         Effective March 5, 1999, Mark Perkins and iBIZ entered into an Employment Agreement (the "Agreement"), as amended as of April 22, 1999.

         Under the Agreement, Mr. Perkins has been retained to act as Vice-President of Operations of iBIZ. The Agreement is for a term of two years ending March 4, 2001. Under the Agreement, Mr. Perkins shall receive an annual base salary of $88,000.

         In addition, effective April 22, 1999, Mr. Perkins received three hundred thousand (300,000) options to purchase three hundred thousand (300,000) shares of common stock of iBIZ at an exercise price of $0.75 per share. Three hundred thousand (300,000) options were issued in consideration of Mr. Perkins's services as an officer of iBIZ and an additional fifty thousand (50,000) options were issued in consideration for services as a director. Three hundred thousand (300,000) options vested upon granting on April 22, 1999, and twenty-five thousand (25,000) options vested on April 22, 2000. An additional 25,000 will vest on April 22, 2001.

         The other terms of Mr. Perkins's Employment Agreement are identical in all material respect to Ms. Schilling's.

          ^

         We are currently negotiating a new employment agreement with Mr. Perkins for an additional three years.

                 Part II. Information Not Required In Prospectus

               Item 24. Indemnification of Directors and Officers.

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              Item 25. Other Expenses of Issuance and Distribution.

         The follow table sets forth the estimated costs and expenses incurred by the selling security holders in connection with this Offering.

SEC Registration Fee                              $ 4,333.06
Legal Fees and Expenses                          $ 15,000.00
Accounting Fees and Expenses                       $3,000.00
Printing Expenses                                $ 10,000.00
TOTAL(1)                                         $ 32,333.06

     (1) Except for the SEC registration fee, all fees and expenses are estimates.

                Item 26. Recent Sales of Unregistered Securities.

         The securities described below represents certain securities of iBIZ sold by iBIZ that were not registered under the Securities Act, all of which were issued by iBIZ pursuant to exemptions under the Securities Act. Underwriters were involved in none of these transactions. In each case, the securities were sold to accredited investors, as determined by an investor questionnaire executed in conjunction with the respective subscription agreements.

         In January 1999, ^ we issued an aggregate of 640,318 shares of common stock to five purchasers for $.35 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         On March 10, 1999, the Company issued an aggregate of 16,000,000 shares of common stock to seven persons or entities in connection with the acquisition of iBIZ by the Company. The sales were made in reliance on Section 4(2) under the Securities Act with respect to such sales.

         In May 1999, the Company issued warrants to two individuals to purchase an aggregate of 500,000 shares of common stock at prices ranging from $.75 to $1.00. The warrants are exercisable for up to ten years. The warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In November and December 1999, the Company issued warrants to two entities to purchase an aggregate of 175,000 shares of common stock at prices ranging from $.94 to $1.66. The warrants are exercisable for up to ten years. The warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         From August 2000 to September 2000, the Company issued warrants to four individuals and entities to purchase an aggregate of 924,114 shares of common stock at prices ranging from $.50 to $2.05. The warrants are exercisable for a period of five years. The warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In March through July 1999, the Company sold an aggregate of 1,730,100 shares of common stock to 58 purchasers at a price of $.50 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         From December 1999 to March 2000, the Company issued warrants to three entities to purchase an aggregate of 806,540 shares of common stock at prices ranging from $.94 to $2.05. The warrants are exercisable for a period of five years. The warrants were issued in reliance on Rule 506 or Section 4(2) of the Securities Act to accredited investors.

         From May 2000 to June 2000, the Company issued warrants to two entities to purchase an aggregate of 275,000 shares of common stock at prices ranging from $.50 to $2.50. The warrants are exercisable for periods of one to three years. The warrants were issued in reliance on Rule 506 or Section 4(2) of the Securities Act to accredited investors.

         In October and December 1999, the Company sold an aggregate of 505,000 shares of common stock to two purchasers at a price of $.50 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During 2000, the Company issued an aggregate of 5,680,713 shares of common stock to seven purchasers upon conversion of convertible debentures at effective prices between $.30 and $.805 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During 2000, the Company issued an aggregate of 1,387,375 shares of common stock to seven individuals or entities in exchange for services provided to the Company. The effective price of the issuances was between $.50 and $1.187 per share. The sales were to accredited investors made in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During 2000, the Company issued an aggregate of ^ 620,000 shares of common stock to four ^ purchasers upon exercise of ^ warrants at ^ $.75 per share. The sales were made to accredited investors in reliance on Rule 506 or
Section 4(2) under the Securities Act.

          ^

         The Company entered into a certain stock purchase agreement with various individuals and institutions in which they agreed to purchase an aggregate of $5 million of 8% Convertible Notes (the "Notes"). The Conversion Price for all of the Notes is the lesser of (i) 80% of the average of the three lowest closing bid prices of the Common Stock on the Principal Market for the twenty-two (22) trading days prior to the Closing Date, or (ii) 80% of the average of the five lowest closing bid prices of the Common Stock on the Principal Market for the sixty (60) trading days prior to the Conversion Date, as defined in the Note. The maximum share of the Company that any Subscriber may own after conversion at any given time is 4.99%, unless the Subscriber gives 75 days prior notice. In connection with the issuance of the Notes, the Company issued an aggregate of 1,050,000 warrants to purchase common stock to two institutions. The warrants are exercisable for a period of five years at prices ranging from $.2275 to $.4755. All of the foregoing securities were issued in reliance on Section 4(2) of the Securities Act of 1933 to accredited investors.

         In January 2000, the Company issued 250,000 shares of common stock to one investor at a price of $1.10 per share. The sale was made to an accredited investor in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During September and October 2000, the Company issued an aggregate of 3,237,252 shares of common stock to 12 investors at prices ranging from$.30 to $.55 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During September 2000,the Company issued an aggregate of 48,888 shares of common stock at an effective price of $.45 per share to four individuals in payment of outstanding invoices. The sales were made in reliance on Rule 506 or
Section 4(2) under the Securities Act.

         During December 2000 and January 2001, the Company issued an aggregate of 205,542 shares of common stock to five entities in connection with conversion of or interest payments on convertible debentures. Such shares were issued at effective prices ranging from $.12 to .21 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

                               Item 27. Exhibits.


  Exhibit No.     Description
     2.01(1)      Plan of Reorganization and Stock Exchange Agreement dated January 1, 1999
     3.01(1)      Articles of Incorporation, as amended
     3.02(1)      Bylaws
     10.01(1)     Citrix Business Alliance Membership Agreement dated February 10, 1999, between INVNSYS and Citrix Systems, Inc.
     10.02(1)     Client Software License Agreement dated December 30, 1998, between INVNSYS and Citrix
                  Systems, Inc.
     10.03(1)     IBIZ Technology Corporation Distributed Software License Agreement dated June 2, 1999, between iBIZ and Jeremy Radlow
     10.04(1)     3Com Designed for Palm Computing Platform Logo License Agreement, between iBIZ and Palm
                  Computing, Inc.
     10.05(1)     IBIZ Technology Corp. Stock Option Plan dated January 31, 1999
     10.06(1)     Form of Stock Option
     10.07(1)     Lease Agreement dated June 1, 1999, between iBIZ and Lone Cactus Capital Group, L.L.C.
     10.08(1)     Strategic Teaming and Marketing Agreement dated February 18, 1999, between iBIZ and
                  Global Telephone Communication, Inc.
     10.09(1)     Form of iBIZ Technology Corp. Common Stock Purchase Warrant
     10.10(1)     Form of iBIZ Technology Corp. Convertible Debenture
     10.11(1)     Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Kenneth
                  Schilling
     10.12(1)     Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Terry
                  Ratliff
     10.13(1)     Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Mark
                  Perkins
     10.14(2)     Securities Purchase Agreement dated November 9, 1999, between iBIZ and Globe United
                  Holdings, Inc.
     10.15(2)     7% Convertible Debenture Due November 9, 2004, between iBIZ and Globe United Holdings,
                  Inc.
     10.16(2)     Warrant dated November 9, 1999
     10.17(2)     Registration Rights Agreement dated November 9, 1999, between iBIZ and Globe United
                  Holdings, Inc.
     10.18(3)     Securities Purchase Agreement dated December 29, 1999, between iBIZ and Globe United
                  Holdings, Inc.

     10.19(3)     7% Convertible Debenture Due December 29, 2004, between iBIZ and Globe United Holdings,
                  Inc.
     10.20(3)     Warrant dated December 29, 1999
     10.21(3)     Registration Rights Agreement dated December 29, 1999, between iBIZ and Globe United
                  Holdings, Inc.
     10.22(3)     Subscription Agreement for Common Stock of iBIZ Technology Corp.
     10.23(4)     Master Distribution Agreement dated January 12, 2000, between iBIZ and Harsper Co. Ltd.
     10.24(5)     Letter Agreement dated December 14, 1999, between iBIZ and Josephthal & Co., Inc.
     10.25(5)     Financial Project Management Agreement dated January 20, 2000, between iBIZ and Equinet,
                  Inc.
     10.26(6)     Securities Purchase Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
     10.27(6)     7% Convertible Debenture Due March 27, 2000, between iBIZ and Lites Trading, Co.
     10.28(6)     Warrant dated March 27, 2000
     10.29(6)     Registration Rights Agreement dated March 27, 2000, between iBIZ and
                  Lites Trading, Co. 10.306 Letter Agreement dated March 27, 2000, from Globe
                  United Holdings to iBIZ 10.317 Financial Consulting Services Agreement
                  dated June 16, 2000 with Travis Morgan Securities. 10.327 Agreement with the Partnership of Sklar and Ruzycki dated July 6, 2000.
    10.33(10)     Form of Warrant dated August 30, 2000 (six warrants by and between iBIZ Technology Corp., and various warrant holders)
    10.34(10)     Form of Warrant dated May 17, 2000 (four warrants by and between iBIZ Technology Corp., and various warrant holders)
     10.35(8)     Subscription Agreement for Notes Convertible into Common Stock of iBIZ Technology Corp.
     10.36(8)     Form of 8% Convertible Notes Due Oct. 30, 2002
     10.37(8)     Funds Escrow Agreement
     10.38(8)     Form of Warrant dated Oct. 30, 2000.
     21.01(1)     Subsidiaries of Company
     23.06        Consent of Moffitt & Company
     99.01(9)     Press Release dated January 12, 2001
      ---

     (1) Incorporated by reference from iBIZ's Form 10-SB, File No. 000-27619, filed with the SEC on October 13, 1999

     (2) Incorporated by reference from iBIZ's Form 10-SB/A, File No. 000-27619, filed with the SEC on November 30, 1999.

     (3) Incorporated by reference from iBIZ's Form SB-2, File No. 333-94409, filed with the SEC on January 11, 2000.

     (4) Incorporated by reference from iBIZ's Form 10-KSB, File No. 000-027619, filed with the SEC on January 7, 2000.

     (5) Incorporated by reference from iBIZ's Form 10-QSB, File No. 000-027619, filed with the SEC on March 16, 2000.

     (6) Incorporated by reference from iBIZ's Form SB-2, File No. 333-34936, filed with the SEC on April 17, 2000.

     (7) Incorporated by reference from iBIZ's Form SB-2, File No. 333-42414, filed with the SEC on July 28, 2000.

     (8) Incorporated by reference from iBIZ's Form SB-2, File No. 333-50564, filed with the SEC on November 22, 2000.

     (9) Incorporated by reference from iBIZ's Form 8-K, File No. 000-027619, filed with the SEC on January 19, 2001.

     (10) Incorporated by reference from iBIZ's Form 10-KSB, File No. 000-027619, filed with the SEC on January 29, 2001.

     (11) Previously filed.

                             Item 28. Undertakings.

         The undersigned registrant hereby undertakes to:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form SB-2 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on ^ May 15, 2001.

                                               iBIZ TECHNOLOGY CORP.


                                        By:/s/ KENNETH W. SCHILLING
                                               Kenneth W. Schilling, President,
                                               Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on ^ May 15, 2001.

                                        By:/s/ KENNETH W. SCHILLING
                                               Kenneth W. Schilling, President,
                                               Director

                                        By:/s/ TERRY S. RATLIFF
                                               Terry S. Ratliff, Vice President,
                                               Comptroller, Director

                                        By:/s/ MARK H. PERKINS
                                               Mark H. Perkins, Vice President
                                               of Operations, Director








                                TABLE OF CONTENTS



                                                                                                     PAGE NO.

INDEPENDENT AUDITORS' REPORT....................................................................           1

FINANCIAL STATEMENTS

       Consolidated Balance Sheets..............................................................           2

       Consolidated Statements of Operations....................................................           3

       Consolidated Statements of Stockholders' Equity..........................................         4 - 5

       Consolidated Statements of Cash Flows....................................................         6 - 7

       Notes to Consolidated Financial Statements...............................................         8 - 24


                          INDEPENDENT AUDITORS' REPORT




To The Board of Directors and Stockholders
IBIZ Technology Corp. and Subsidiary
Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of IBIZ Technology Corp. and Subsidiary as of October 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBIZ Technology Corp. and Subsidiary as of October 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/S/MOFFITT & COMPANY, P.C.

MOFFITT & COMPANY, P.C.
SCOTTSDALE, ARIZONA


December 30, 2000
Restated and reissued April 10, 2001 (See Note 28)

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)



                                                              ASSETS


                                                                                      2000                  1999
                                                                                -----------------    ------------------

CURRENT ASSETS
       Cash and cash equivalents                                                $         631,375    $           25,343
       Accounts receivable                                                                432,113               212,300
       Inventories                                                                        439,582               268,087
       Prepaid expenses                                                                   104,874                38,984
                                                                                -----------------    ------------------



              TOTAL CURRENT ASSETS                                                      1,607,944               544,714
                                                                                -----------------    ------------------






PROPERTY AND EQUIPMENT, NET OF
   ACCUMULATED DEPRECIATION                                                             1,948,715               124,747
                                                                                -----------------    ------------------






OTHER ASSETS
       Notes receivable, officers                                                         391,332               356,810
       Customer list, net of accumulated amortization                                       7,932                     0
       Deposits                                                                            60,959                16,759
                                                                                -----------------    ------------------

              TOTAL OTHER ASSETS                                                          460,223               373,569
                                                                                -----------------    ------------------





              TOTAL ASSETS                                                      $       4,016,882    $        1,043,030
                                                                                =================    ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                      2000                  1999
                                                                                -----------------    ------------------

CURRENT LIABILITIES
       Accounts payable                                                         $         973,894    $          762,965
       Accrued liabilities
        Payroll                                                                            96,283                31,295
        Other                                                                             101,736               106,904
       Customer deposits                                                                        0               115,408
       Sales and payroll taxes payable                                                     89,023                98,774
       Corporation income taxes payable                                                    19,028                19,078
       Deferred income                                                                     85,798                54,962
       Convertible debentures payable                                                           0               200,000
       Notes payable, current portion                                                       5,335                67,497
                                                                                -----------------    ------------------

              TOTAL CURRENT LIABILITIES                                                 1,371,097             1,456,883
                                                                                -----------------    ------------------

LONG - TERM LIABILITIES
       Convertible debentures payable                                                   1,750,000                     0
       Notes payable                                                                       14,479                19,674
                                                                                -----------------    ------------------

              TOTAL LONG - TERM LIABILITIES                                             1,764,479                19,674
                                                                                -----------------    ------------------

STOCKHOLDERS' EQUITY
       Common stock
          Authorized - 100,000,000 shares, par
            value $.001 per shares
          Issued and outstanding
             October 31, 1999 - 26,370,418 shares                                               0                26,370
             October 31, 2000 - 37,812,425 shares                                          37,813                     0
       Paid in capital in excess of par value of stock                                  7,940,384             1,106,266
       Advance on stock subscription                                                            0                75,000
       Retained earnings                                                              ( 7,096,891)          ( 1,641,163)
                                                                                -------------------  --------------------

              TOTAL STOCKHOLDERS' EQUITY                                                  881,306             ( 433,527)
                                                                                -----------------    ------------------

              TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                                           $       4,016,882    $        1,043,030
                                                                                =================    ==================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
                                   (RESTATED)



                                                                                      2000                  1999
                                                                                -----------------    ------------------

SALES                                                                           $       4,144,822    $        2,082,515

COST OF SALES                                                                           3,303,722             1,682,905
                                                                                -----------------    ------------------

       GROSS PROFIT                                                                       841,100               399,610

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                                           ( 4,411,889)          ( 1,473,790)

CANCELLATION OF DEBT                                                                       39,950               154,933

OTHER INCOME                                                                                    0                32,339
                                                                                -----------------    ------------------

        OPERATING (LOSS)                                                             ( 3,530,839)             ( 886,908)

INTEREST INCOME AND (EXPENSES)
       Interest income                                                                     37,178                28,260
       Interest expense                                                                 ( 101,563)             ( 58,085)
       Interest expense - convertible debentures-beneficial
        conversion feature                                                            ( 1,860,454)                  0
                                                                                -------------------  ------------------

(LOSS) BEFORE INCOME TAXES                                                            ( 5,455,678)            ( 916,733)

INCOME TAXES                                                                                 ( 50)            ( 136,830)
                                                                                -----------------    ------------------

NET (LOSS)                                                                      $     ( 5,455,728)   $      ( 1,053,563)
                                                                                ==================   ===================

NET (LOSS) PER COMMON SHARE

       Basic and Diluted                                                        $           ( .18)   $            ( .04)
                                                                                ==================   ===================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                                                   30,425,004            25,116,013
                                                                                ==================   ===================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS
                             OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

                                                              Common Stock
                                                           Shares       Amount
BALANCE, NOVEMBER 1, 1998 ..........................     8,000,000    $    8,000

ISSUANCE OF COMMON STOCK FOR ACQUISITION
   OF INVNSYS TECHNOLOGY CORPORATION AND
   TRANSFER OF NET ASSETS AT BOOK VALUE
   PER REVERSE ACQUISITION .........................    16,000,000        16,000

ISSUANCE OF COMMON STOCK FOR CASH
   AT .35(cent)PER SHARE ...........................       640,318           640
   AT .50(cent)PER SHARE ...........................     1,730,100         1,730

FEES AND COSTS FOR ISSUANCE OF STOCK ...............             0             0

ADVANCES ON STOCK SUBSCRIPTION .....................             0             0

NET (LOSS) FOR THE YEAR ENDED OCTOBER 31, 1999 .....             0             0
                                                        ----------    ----------

BALANCE, OCTOBER 31, 1999 ..........................    26,370,418        26,370

NOVEMBER, 1999 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK ................................       300,962           301

NOVEMBER, 1999 - ISSUANCE OF COMMON STOCK
   FOR CASH ........................................       100,000           100

JANUARY, 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH ........................................       250,000           250

NOVEMBER, 1999 TO JANUARY, 2000 - FEES AND
   COSTS FOR ISSUANCE OF STOCK .....................             0             0

FEBRUARY, 2000 - ISSUANCE OF COMMON STOCK
   FOR ADVANCES ON STOCK SUBSCRIPTIONS .............       100,000           100

FEBRUARY, 2000 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK ................................       300,000           300

MARCH, 2000 - CONVERSION OF DEBENTURES FOR
   COMMON STOCK ....................................     1,292,482         1,293

APRIL, 2000 - CONVERSION OF DEBENTURES FOR
   COMMON STOCK ....................................        88,938            89

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   CASH FROM WARRANTS ..............................       420,000           420

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   CASH FROM STOCK OPTIONS .........................        70,000            70

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   ACCOUNT PAYABLE .................................       100,000           100

            See Accompanying Notes and Independent Auditors' Report.

                                   Paid in
                                 Capital in
                                  Excess of                   Advances
                                  Par Value                   on Stock                     Retained
                                  of Stock                  Subscriptions                  Earnings

                           $              145,282      $              154,111       $             ( 74,266)

                                                0                           0                    ( 513,334)

                                          223,471                           0                            0
                                          863,320                   ( 154,111)                           0

                                        ( 125,807)                          0                            0

                                                0                      75,000                            0

                                                0                           0                  ( 1,053,563)
                           ----------------------      ----------------------       ----------------------

                                        1,106,266                      75,000                  ( 1,641,163)


                                          200,734                           0                            0


                                           49,900                           0                            0


                                          274,750                           0                            0


                                        ( 188,000)                          0                            0


                                           74,900                    ( 75,000)                           0


                                          199,700                           0                            0


                                        1,039,585                           0                            0


                                           59,944                           0                            0


                                          314,580                           0                            0


                                           52,430                           0                            0

                                           49,900                           0                            0


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS
                       OF STOCKHOLDERS' EQUITY(CONTINUED)
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

                                                                Common Stock
                                                            Shares        Amount
APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES ........................................       250,000     $     250

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   PAYROLL BONUSES .................................        50,000            50

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   FEES AND COSTS FOR ISSUANCE OF COMMON STOCK .....       407,375           407

FEBRUARY, 2000 TO APRIL, 2000 - FEES AND COSTS
   FOR ISSUANCE OF STOCK ...........................             0             0

JUNE, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES ........................................       150,000           150

JUNE, 2000 - ISSUANCE OF COMMON STOCK FOR
   DEBENTURES ......................................       362,653           363

JULY, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES ........................................       480,000           480

SEPTEMBER 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH FOR EMPLOYEE STOCK OPTIONS .............        20,000            20

SEPTEMBER 2000 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK ................................     3,335,679         3,336

SEPTEMBER, 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH FOR WARRANTS ...........................       100,000           100

SEPTEMBER 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH ........................................     3,040,918         3,041

OCTOBER, 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH ........................................       223,000           223

MAY, 2000 TO OCTOBER, 2000 - FEES AND COSTS FOR
   ISSUANCE OF COMMON STOCK ........................             0             0

INTEREST EXPENSE - CONVERTIBLE DEBENTURES-
   BENEFICIAL CONVERSION FEATURE ...................             0             0

NET (LOSS) FOR THE YEAR ENDED OCTOBER 31, 2000 .....             0             0
                                                         ---------     ---------

BALANCE, OCTOBER 31, 2000 ..........................     37,812,425 $     37,813
                                                         =========     =========

            See Accompanying Notes and Independent Auditors' Report.

                                   Paid in
                                 Capital in
                                  Excess of                   Advances
                                  Par Value                   on Stock                     Retained
                                  of Stock                  Subscriptions                  Earnings

                           $              210,500      $                    0       $                    0


                                           50,450                           0                            0


                                          483,147                           0                            0


                                        ( 668,987)                          0                            0


                                          131,100                           0                            0


                                          226,295                           0                            0


                                          383,520                           0                            0


                                           14,980                           0                            0


                                        1,029,612                           0                            0


                                           74,900                           0                            0


                                        1,049,911                           0                            0


                                          100,127                           0                            0


                                        ( 240,314)                          0                            0


                                        1,860,454                           0                            0

                                                0                           0                  ( 5,455,728)
                           ----------------------      ----------------------       ----------------------

                           $            7,940,384      $                    0       $          ( 7,096,891)
                           ======================      ======================       ======================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

                                                                       2000          1999
                                                               ----------------- ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss) .............................................$  ( 5,455,728) $  (1,053,563)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities
           Depreciation and amortization ......................        73,357         42,104
           Loss on disposition of property and equipment ......        21,081              0
           Interest expense - convertible debentures-beneficial
             conversion feature ...............................     1,860,454              0
           Common stock issued for convertible interest .......        82,082              0
           Common stock issued for services ...................       776,500              0
       Changes in operating assets and liabilities
           Accounts receivable ................................      (219,813)       (58,764)
           Other receivables ..................................             0          1,500
           Inventories ........................................      (171,495)        55,310
           Prepaid expenses ...................................       (65,890)       (11,984)
           Deferred tax assets ................................             0        145,054
           Accounts payable ...................................       260,929        (26,898)
           Accrued liabilities and taxes ......................        50,019        (80,443)
           Customer deposits ..................................      (115,408)      (279,856)
           Deferred income ....................................        30,836        (16,069)
         Changes in deposits ..................................      ( 44,200)         3,396
                                                                   -----------    -----------
            NET CASH (USED) BY OPERATING
                 ACTIVITIES ...................................    (2,917,276)    (1,280,213)
                                                                   -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment ....................    (1,918,232)       (90,315)
       Purchase of customer list ..............................       (11,900)             0
                                                                   -----------    -----------

              NET CASH (USED) BY INVESTING
                ACTIVITIES ....................................    (1,930,132)       (90,315)
                                                                   -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Bank overdraft .........................................             0        (13,700)
       Net proceeds from issuance of common stock .............     1,355,319        806,873
       Advances on stock subscriptions ........................             0         75,000
       Proceeds from issuance of convertible debentures payable     4,200,000        200,000
       Repayment of notes payable .............................       (67,357)      (306,532)
       Increase in notes receivable, officers .................       (34,522)       634,030
                                                                   -----------    -----------

            NET CASH PROVIDED BY FINANCING
                ACTIVITIES ....................................   $ 5,453,440    $ 1,395,671
                                                                   -----------    -----------

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                  FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

                                                                                      2000                  1999
                                                                                -----------------    ------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                        $        606,032    $           25,143

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF YEAR                                                                       25,343                   200
                                                                                -----------------    ------------------

CASH AND CASH EQUIVALENTS, AT
   END OF YEAR                                                                  $         631,375    $           25,343
                                                                                =================    ==================

SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid during year:

          Interest                                                              $          83,801    $           56,766
                                                                                =================    ==================

          Taxes                                                                 $              50    $               50
                                                                                =================    ==================

NON CASH INVESTING AND FINANCING
   ACTIVITIES

       Issuance of common stock for investment in Invnsys
         Technology Corporation                                                 $               0    $           16,000
                                                                                =================    ==================

       Issuance of common stock for convertible debentures                      $       2,761,552    $                0
                                                                                =================    ==================

       Issuance of common stock for fees, services and
         payroll included in selling general and administrative
         expenses                                                               $         776,500    $                0
                                                                                =================    ==================

       Issuance of common stock for fees included in paid in
         capital in excess of par value of stock                                $         483,554    $                0
                                                                                =================    ==================

       Issuance of common stock for advances on stock
         subscriptions                                                          $          75,000    $                0
                                                                                =================    ==================

       Issuance of common stock for accounts payable                            $          50,000    $                0
                                                                                =================    ==================

       Interest expense - convertible debentures-beneficial
          conversion feature                                                    $       1,860,454    $                0
                                                                                =================    ==================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                Nature of Business

                IBIZ Technology Corp. (hereinafter referred to as the Company) was organized on April 6, 1994, under the laws of the State of Florida. In January, 1999, the Company acquired Invnsys Technology Corporation, an Arizona corporation. Per the acquisition agreement, the Company issued 16,000,000 shares of newly issued restricted common stock for 100% of the
                issued  and   outstanding   stock   of   Invnsys   Technology
                Corporation.  IBIZ   Technology   Corp.  operates as a holding
                company for subsidiary acquisitions.

                Invnsys Technology Corporation (hereinafter referred to as Invnsys) is in the business of designing, manufacturing and distributing desktop computers, monitors, transactional printers, financial application keyboards, numeric keypads and related products. Invnsys also provides network integration services, digital subscriber line high speed internet connection services, business-to-business sale of software and a co-location computer data and server facility. Invnsys Technology Corporation also provides repair services and sells maintenance contracts. The corporation operates a service center in Phoenix, Arizona.

                Principles of consolidation

                The consolidated financial statements include the accounts of IBIZ Technology Corp. and its wholly owned subsidiary, Invnsys Technology Corporation.

                All material inter-company accounts and transactions have been eliminated.

                Cash and Cash Equivalents

                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                Inventories

                Inventories are stated at the lower of cost (determined principally by average cost) or market.

                Property and Equipment

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Property and Equipment (Continued)

Invnsys depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                           Tooling                                                         3 Years
                           Machinery and equipment                                      5-10 Years
                           Office furniture and equipment                               5-10 Years
                           Vehicles                                                        5 Years
                           Leasehold improvements                                          5 Years
                           Computer software                                             3-5 Years
                           Co-location
                           Computer equipment                                              5 Years
                           Rack systems                                                   10 Years
                           Cabling and leasehold improvements                             25 Years

Accounting for Convertible Debt Securities

The Company has issued convertible debt securities with a non-detachable conversion feature that was "in the money" at the date of issue. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic 98-5. The Company has recorded the fair value of the beneficial conversion feature as interest expense and an increase to Paid in Capital in Excess of Par Value of Stock.

The beneficial interest is computed by subtracting the stock conversion price from the market price of the stock times the number of shares converted.

Customer Lists

The customer list is recorded at cost and is being amortized on a straight-line basis over three years.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.
Revenue Recognition

Invnsys recognizes its revenue as follows:
Products sales - When the goods are shipped and title passes to the customer.

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Maintenance agreements - Income from maintenance agreements is being recognized on a straight-line basis over the life of the service contracts. The unearned portion is recorded as deferred income.

Service income - When services are performed.

Internet sales (DSL and Co-location) - When services are performed and completed.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Net (Loss) Per Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted (loss) per share. Basic (loss) per share is computed by dividing net (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted
(loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net (loss) per share are excluded.

Risks and Uncertainties

The Company is in the computer and computer technology industry. The Company's products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.


Common Stock Issued for Non-Cash Transactions

It is the Company's policy to value stock issued for non-cash transactions such as accounts payable, payroll or services at the stock closing price at the date the transaction is completed.

NOTE 2          DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company estimates that the fair value of all financial instruments at October 31, 2000 and 1999, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 3          ACCOUNTS RECEIVABLE

                A summary of accounts receivable and allowance for doubtful accounts is as follows:

                                                                                      2000                  1999
                                                                                -----------------    ------------------

                      Accounts receivable                                       $         457,113    $          214,800
                      Allowance for doubtful accounts                                      25,000                 2,500
                                                                                -----------------    ------------------

                             Net accounts receivable                            $         432,113    $          212,300
                                                                                =================    ==================

                      Allowance for doubtful accounts

                             Balance, beginning of year                         $           2,500    $            2,500
                             Additions for the year                                        97,500                     0
                             Write-off of uncollectible accounts
                                for the year                                             ( 75,000)                    0
                                                                                -----------------    ------------------

                                  Balance, end of year                          $          25,000    $            2,500
                                                                                =================    ==================

NOTE 4          INVENTORIES

                The inventories are comprised of the following:

                                                                                      2000                  1999
                                                                                -----------------    ------------------

                      Finished products                                         $         391,479    $          217,236
                      Demonstration and loaner units                                        4,070                 5,731
                      Depot units                                                               0                20,089
                      Office                                                               44,033                24,712
                      Parts                                                                     0                   319
                                                                                -----------------    ------------------

                                                                                $         439,582    $          268,087
                                                                                =================    ==================

NOTE 5          PROPERTY AND EQUIPMENT

                Property and equipment and accumulated depreciation consists of:

                                                                                      2000                  1999
                                                                                -----------------    ------------------
                      Co-location
                         Computer equipment                                     $         566,761    $                0
                         Rack Systems                                                     297,317                     0
                         Cabling and leasehold equipment                                  855,401                     0
                      Tooling                                                              68,100                68,100
                      Machinery and equipment                                              49,404                39,032
                      Office furniture and equipment                                      123,308               105,627

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 5          PROPERTY AND EQUIPMENT (CONTINUED)

                                                                                      2000                  1999
                                                                                -----------------    ------------------

                      Vehicles                                                  $          39,141    $           39,141
                      Leasehold improvements                                               23,179                17,031
                      Software                                                             96,858                     0
                                                                                -----------------    ------------------
                                                                                        2,119,469               268,931

                      Less accumulated depreciation                                       170,754               144,184
                                                                                -----------------    ------------------

                           Total property and equipment                         $       1,948,715    $          124,747
                                                                                =================    ==================

                Depreciation expense for the years ended October, 2000 and 1999 was $69,389 and $42,104, respectively.

NOTE 6          NOTES RECEIVABLE, OFFICERS
                                                                                      2000                  1999
                                                                                -----------------    ------------------
                IBIZ Technology Corp.

                      Notes to two corporation officers.
                      The notes are unsecured, bear interest at
                      6% and are due on January 7, 2002.                        $          12,079    $                0

                Invnsys Technology Corporation

                      The related note is secured by 2,000,000 shares of common
                      stock in the Company, payable on demand and accrues
                      interest at 6%. Since the notes are collateralized by
                      2,000,000 shares of stock, management believes that the
                      notes are fully collectible, but will not be collected
                      within the current operating cycle and
                      classified the asset as a long-term asset.                          379,253               356,810
                                                                                -----------------    ------------------

                           Total notes receivable                               $         391,332    $          356,810
                                                                                =================    ==================

NOTE 7          CUSTOMER LIST

                The customer list and accumulated amortization consists of:

                                                                                      2000                  1999
                                                                                -----------------    ------------------
                      Cost                                                      $          11,900    $                0


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 7          CUSTOMER LIST (CONTINUED)

                                                                                      2000                  1999
                                                                                -----------------    ------------------

                      Less accumulated amortization                                       ( 3,968)                    0
                                                                                -----------------    ------------------

                      Net customer list                                         $           7,932    $                0
                                                                                =================    ==================

                The amortization expense for the year ended October 31, 2000 and 1999 was $3,968 and $0, respectively.

NOTE 8          CUSTOMER DEPOSITS

                It is Invnsys' policy to obtain a portion of the sales price when orders are received. These funds are recorded as customer deposits and are applied to the customer invoices when the merchandise is shipped.

NOTE 9          INCOME TAXES
                                                                                      2000                  1999
                                                                                -----------------    ------------------
                (Loss) from continuing operations
                  before income taxes                                           $     ( 3,595,274)   $        ( 916,733)
                                                                                -------------------  ------------------

                The provision for income taxes is estimated as follows:
                      Currently payable                                         $              50    $                0
                                                                                -----------------    ------------------
                      Deferred                                                  $               0    $          136,830
                                                                                -----------------    ------------------

                Significant components of the Company's deferred tax assets and liabilities are as follows at October 31:

                      Deferred tax assets:
                         Net operating loss carryforwards                       $       1,096,190    $          294,800
                         Accrued expenses and miscellaneous                                23,651                23,414
                         Tax credit carryforward                                           38,424                38,424
                                                                                -----------------    ------------------
                                                                                        1,158,265               356,638
                             Less valuation allowance                                   1,158,265               356,638
                                                                                -----------------    ------------------

                      Net deferred tax asset                                    $               0    $                0
                                                                                =================    ==================


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 9          INCOME TAXES (CONTINUED)

                                                                                      2000                  1999
                                                                                -----------------    ------------------
                Deferred tax liabilities
                   Property and equipment related                               $               0    $            6,199
                                                                                =================    ==================

                A  reconciliation of the valuation allowance is as follows:

                Balance, beginning of year                                      $         356,638    $          291,068
                Addition to allowance for the year
                   ended October 31, 2000 and 1999                                        801,627                65,570
                                                                                -----------------    ------------------

                Balance, end of year                                            $       1,158,265    $          356,638
                                                                                =================    ==================

NOTE 10         TAX CARRYFORWARDS

                The Company has the following tax carryforwards at October 31, 2000:

                                                                                                     Expiration
                                               Year                          Amount                     Date

                                       Net operating loss
                                       October 31, 1995              $              2,500      October 31, 2010
                                       October 31, 1997                           253,686      October 31, 2012
                                       October 31, 1998                            71,681      October 31, 2013
                                       October 31, 1999                           842,906      October 31, 2019
                                       October 31, 2000                         3,575,081      October 31, 2020
                                                                     ---------------------
                                                                     $          4,745,854
                                                                     =====================
                                    Capital loss
                                       October 31, 1997                            25,600      October 31, 2002

                                    Contribution
                                       October 31, 1997                               545      October 31, 2002
                                       October 31, 1999                             2,081      October 31, 2004
                                       October 31, 2000                             3,008      October 31, 2005

                                    Research tax credits                           38,424



            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 11         CONVERTIBLE DEBENTURES

                                                                                             2000                  1999
                                                                                      ------------------    ------------------

                Schiff, Stelzer, Bishins, and Nissenbaum                              $            0        $          200,000
                ----------------------------------------

                On June 30, 1999, the Company authorized $200,000 of convertible debentures. The debentures bear interest at 8%, are unsecured and are due on June 21, 2000. The debentures were converted into common stock.

NOTE 11         CONVERTIBLE DEBENTURES
                                                                                             2000                  1999
                                                                                      ------------------    ------------------

                Lites Trading Company - $1,600,000  Debenture                         $          750,000    $                0
                ---------------------------------------------

                On March 27, 2000, the Company issued $1,600,000 of 7% convertible debentures under the following terms and conditions:

                  1.  Due date - March 27, 2005.
                  2. Interest only on May 1 and December 1 of each year commencing May 1, 2000.
                  3.  Default interest rate - 18%.
                  4. Warrants to purchase 375,000 shares of common stock at $1.45 per share.
                  5. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                  6.  Conversion price - Lesser of (i) $1.45 (fixed price) or
                      (ii) the product obtained by multiplying the average closing price by .80.
                  7. Average closing price - The debenture holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of this debenture.


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 11         CONVERTIBLE DEBENTURES (Continued)

                  8. Redemption by Company - If there is a change in control of the Company, the holder of the debenture can request that the debenture be redeemed at a price equal to 125% of the aggregate principal and accrued interest outstanding under this debenture.
                  9.  The debentures are unsecured.
                  10. Any further issuance of common stock or debentures
                      must be approved by debenture holders.
                  11. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the Company.
                  12. Restriction on payment of dividends, retirement of
                      stock or issuance of new securities.



                                                                                             2000                  1999
                                                                                      ------------------    ------------------

                $5,000,000 Convertible Debenture                                      $        1,000,000    $                0
                --------------------------------

                On October 31, 2000, the Company issued 8% convertible debentures as follows:

                  1.  Due date - October 30, 2002.
                  2.  Interest payable quarterly from January 1, 2001.
                  3.  Default interest rate - 20%.
                  4. On the first $ 1,000,000 of financing, the Company issued warrants to purchase 500,000 shares of stock at $
                      0.48 per share. The Company reserved an additional 1,240,000 shares for future borrowing on this debenture line.
                  5.  Put note purchase price - $4,000,000.
                  6.  Fees and costs - 7% - 10% of cash received for
                      debentures and warrants plus legal fees.
                  7.  The Company must reserve a number of common
                      shares equal to not less then 200% of the amount of common shares necessary to allow the debenture and warrant holder to be able to convert all such outstanding notes and put notes to common stock.


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 11         CONVERTIBLE DEBENTURES (Continued)

                  8. Conversion price for put notes. The initial 50% of the put notes shall be the lesser of (i) 80% of the average of the three lowest closing bid prices for the stock for twenty two days or (ii) 80% of the average of the five lowest closing bid prices for the stock for sixty days. The conver- sion price of the balance of the put notes shall be 86% of the average of the three lowest closing bid prices for ten days.
                  9. The debentures have penalty clauses if the common stock is not issued when required by the debenture holder.
                  10. The debentures are unsecured.
                  11. The Company's right to exercise the put commences
                      on the actual effective date of the SEC Registration Statement and expires three years after the effective date.
                  12. Right of first refusal - The debenture holders have
                      the right to purchase a proportionate amount of new issued shares in order to maintain their ownership interest percentage.

                                                                                      ------------------    ------------------

                               Total debentures                                       $       1,750,000     $          200,000
                                                                                      ==================    ==================


NOTE 12         NOTES PAYABLE
                                                                                             2000                  1999
                                                                                      ------------------    ------------------

                Note payable to Community First National Bank due in monthly payments of interest of approximately $3,100. Interest is
                computed at national prime as stated in the Wall Street Journal plus 3 percent. The principal amount is due July 31, 2000. This note is secured by accounts receivable, general intangibles and all equipment and leasehold improvements. The principal
                shareholder has personally guaranteed the loan and the bank is the beneficiary of an insurance policy on the life of the
                shareholder. Invnsys canceled this line in the year 2000.             $                0    $           62,426


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 12         NOTES PAYABLE(continued)
Note payable to Community First National Bank due in monthly payments of principal and interest of $545 with interest at 7 percent until March 7, 2004.
The note is secured by an automobile which costs $ 36,000 and
has a book value of $ 9,600.                                                                      19,814                24,745
                                                                                      ------------------    ------------------

                                                                                                  19,814                87,171
                Less:  current portion                                                             5,335                67,497
                                                                                      ------------------    ------------------

                Net long-term debt                                                    $           14,479    $           19,674
                                                                                      ===================   ==================

                Maturities of long-term debt are as follows:

                Year ended October 31

                               2000                                                   $                0    $           67,497
                               2001                                                                5,476                 5,336
                               2002                                                                5,721                 5,721
                               2003                                                                6,135                 6,135
                               2004                                                                2,482                 2,482
                                                                                      ------------------    ------------------

                                                                                      $           19,814    $           87,171
                                                                                      ==================    ==================

NOTE 13         REAL ESTATE LEASE

On June 1, 1999, Invnsys leased a new facility from a related entity. The lease commenced on July 1, 1999, requires initial annual rentals of $153,600 (with annual increases) plus taxes and operating costs and expires on December 31, 2024. Invnsys has also guaranteed the mortgage on the premises in the amount of $942,381 and given a security interest in all of its assets, excluding inventory in the amount of $439,582.

   Future minimum lease payments excluding taxes and expenses, are as follows:

                  October 31, 2000                                                             $            153,600
                  October 31, 2001                                                                          161,280
                  October 31, 2002                                                                          169,344
                  October 31, 2003                                                                          177,816
                  October 31, 2004                                                                          186,708
                  November 1, 2004 - December 31, 2024                                                    6,482,145
                                                                                               --------------------

                  Total                                                                        $          7,330,893
                                                                                               ====================

     Rent expense for the years ended October 31, 2000 and 1999 was $160,311 and $86,959, respectively.

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 14         ADVERTISING

                All direct advertising costs are expensed as incurred. The Company charged to operations $764,595 and $15,492 in advertising costs for the years ended October 31, 2000 and 1999, respectively.

NOTE 15         INTEREST

                The Company incurred interest expenses for the years ended October 31, 2000 and 1999 as follows:

                                                                                             2000                  1999
                                                                                      ------------------    ------------------

                  For operations                                                      $          101,563    $           58,085
                  For convertible debentures-beneficial
                      conversion feature                                                       1,860,454                     0
                                                                                      ------------------    ------------------

                  Total                                                               $        1,962,017    $           58,085
                                                                                      ==================    ==================

NOTE 16         PRODUCT WARRANTY PROVISION

                Invnsys established a provision for product warranty to cover any potential warranty costs on computer equipment that are not covered by the computer manufacturer's warranty.

                Warranty summary
                                                                                             2000                  1999
                                                                                      ------------------    ------------------

                  Balance, beginning of year                                          $           50,000    $           50,000
                  Reduction for the year                                                        ( 30,000)                    0
                                                                                      ------------------    ------------------

                  Balance, end of year                                                $           20,000    $           50,000
                                                                                      ==================    ==================


NOTE 17         RESEARCH AND DEVELOPMENT

                Invnsys incurred research and development cost for the years ended October 31, 2000 and 1999 of $7,942 and $5,014, respectively.

NOTE 18         OFFICERS' COMPENSATION

                At October 31, 2000, officers' compensation was as follows:



            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)


NOTE 18              OFFICERS' COMPENSATION (continued)

President and Chief Executive officer  $  200,000
Vice President/Chief Financial officer    88,000
Executive Vice President .............    88,000
Chief Operating Officer ..............    96,200

NOTE 19         ECONOMIC DEPENDENCY

                Invnsys purchases the majority of its computer equipment from three suppliers and purchased 11% of its computer equipment from one supplier.

NOTE 20         EMPLOYEE STOCK OPTIONS

                On January 31, 1999, the corporation adopted a stock option plan for the purpose of providing an incentive based form of compensation to the officers, directors, key employees and service providers of the Company.

                The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares. The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 5,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

                The exercise price is the fair market value of the shares (average of bid and ask price) at the date of the grant of the options.

                Vesting terms of the options range from immediately to five years.

                The Company has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options granted to employees at fair market value.

                A summary of the option activity for the years ended October 31, 2000 and 1999, pursuant to the terms of the plan is as follows:


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 20         EMPLOYEE STOCK OPTIONS (CONTINUED)

                                                                                               2000                1999
                                                                                        ------------------  ------------------

                      Balance, beginning of year                                                 2,350,000                   0
                      Granted                                                                    1,655,000           2,350,000
                      Exercised                                                                   ( 90,000)                  0
                      Canceled                                                                   ( 530,000)                  0
                                                                                        ------------------  ------------------

                      Balance, end of year                                                       3,385,000           2,350,000
                                                                                        ==================  ==================

                                                                                              Shares             Weighted
                                                                                               Under              Average
                                                                                              Option          Exercise Price

                      Options outstanding at November 1, 1998                                            0  $                0
                        Granted                                                                  2,350,000                0.75
                        Exercised                                                                        0                 .00
                        Canceled                                                                         0                 .00
                                                                                        ------------------  ------------------

                      Options outstanding at October 31, 1999                                    2,350,000                0.75
                         Granted                                                                 1,655,000                1.16
                         Exercised                                                                ( 90,000)                .75
                         Canceled                                                                ( 530,000)               1.08
                                                                                        ------------------  ------------------

                      Outstanding at October 31, 2000                                            3,385,000  $             0.92
                                                                                        ==================  ==================

                2,579,167 shares are exercisable at October 31, 2000.

                Information regarding stock options outstanding as of October
                31, 2000 and 1999 is as follows:

                      Price range                                                            $0.53 - $2.00              $0.75
                      Weighted average exercise and grant
                         date prices                                                             $0.92                  $0.75
                      Weighted average remaining contractual life                        8 years, 8 months  9 years, 6 months
                      Options exercised
                           Price range                                                           $0.75                      0
                           Shares                                                               90,000                      0
                           Weighted average exercise price                                       $0.75                      0

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 20         EMPLOYEE STOCK OPTIONS (CONTINUED)

                The weighted average fair value of options granted in the years ended October 31, 2000 and 1999 were estimated as of the date of grant using the Black- Scholes stock option pricing model, based on the following weighted average assumptions:


NOTE 20         EMPLOYEE STOCK OPTIONS (CONTINUED)

                      Dividend yield                                                              0                          0
                      Expected volatility                                                        50   %                     30  %
                      Risk free interest rate                                           5.13% - 6.65  %                   6.40  %
                      Expected life                                                        10 years                   10 years

                For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                                      2000                       1999
                                                                             ----------------------     ----------------------

                Net (loss)
                      As reported                                            $          ( 5,455,728)    $          ( 1,053,563)

                      Pro forma                                              $          ( 5,814,526)    $          ( 1,120,811)

                (Loss) per share attributable to
                   common stock
                      As reported                                            $                ( .18)    $                ( .04)

                      Pro forma                                              $                ( .19)    $                ( .05)




            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)


NOTE 21         COMMON STOCK PURCHASE WARRANTS

     As of October 31, 2000 the Company has issued the following common stock purchase warrants:

                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price

                                         May 13, 1999             100,000               3 years    $             1.00
                                         May   7, 1999             80,000              10 years    $             0.75
                                         May 13, 1999             100,000              10 years    $             1.00
                                         November  9, 1999        100,000               4 years    $              .94
                                         December 14, 1999         75,000               3 years    $             1.66
                                         December 28, 1999        200,000               4 years    $              .94
                                         January 10, 2000         281,250               5 years    $              .99
                                         March 27, 2000           615,000               5 years    $        1.45 - 2.05
                                         May 17, 2000             125,000               5 years    $        1.04 - 5.00
                                         June 16, 2000            150,000                1 year    $        1.50 - 2.00
                                         August 30, 2000           34,125               5 years    $             .937
                                         August 30, 2000          250,000               3 years    $              .50
                                         August 30, 2000          250,000               3 years    $              .75


                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price

                                         August 30, 2000           36,364               3 years    $             1.00
                                         September   3, 2000      109,000               3 years    $             1.00
                                         September 27, 2000       278,750               3 years    $              .90
                                         October 31, 2000       1,740,000               2 years    $             105%
                                                         ----------------                                   of average
                                                                                                            closing price
                                                                                                             of stock
                                                                4,524,489
                                                         ================

                2,210,375 shares are exercisable at October 31, 2000.



            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)


NOTE 22         COMMON STOCK AVAILABLE FOR ISSUANCE

                Total share authorized                                                                      100,000,000
                Less shares issued and outstanding                                                         ( 37,812,425)
                                                                                                           -------------
                                                                                                             62,187,575
                Less
                       Reserved for employee stock options                                                  ( 5,000,000)
                       Reserved for purchase warrants                                                       ( 4,524,489)
                       Convertible debentures                                                               ( 3,480,000)
                                                                                                           -------------

                Common stock available for issuance                                                          49,183,086
                                                                                                           =============

NOTE 23         FINANCIAL PROJECT MANAGEMENT AGREEMENTS

                In May 2000, the Company entered into a fourteen month agreement with Silverman Heller Associates to promote financial and corporate communication activities.

                       The project manager will be compensated as follows:

                       1.    A monthly fee of $5,500 beginning on May 17, 2000.
                       2. In connection with the services the project manager will provide, warrants to purchase 75,000 shares of common stock at the closing price on May 17, 2000 and an additional 50,000 shares at $5.00 per share. These warrants and the shares to be issued upon the exercise of the warrants will vest and be exercisable as of May 17, 2000 and expire five years from the issue date. The warrants will be granted registration rights on the next stock registration within the five-year term.

                       The individuals will be compensated as follows:

                       1. 80,000 shares of common stock valued at $.80 per share on or before June 15, 2000.
                       2. 400,000 shares of common stock valued at $.80 per share on or before June 15, 2000.


NOTE 24         LITIGATION

                Epson America, Inc. vs, Invnsys Technology Corporation. Civil Cause # CV 2000-008155 - Superior Court of Arizona.

                Epson America, Inc. is suing the corporation for $114,785 to collect past due accounts payable. The corporation is disputing the $114,785 as it believes that Epson has not offset the debt by commissions

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)

NOTE 24         LITIGATION (continued)

                earned and due by Invnsys Technology Corporation. Invnsys has accrued $102,619 in the accounts payable and has presented a counter claim to Epson. The outcome of this litigation is not known as of the date of this report.

NOTE 25         PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT

                On January 1, 1999, the Company issued 16,000,000 shares of newly issued restricted common stock for 100% of the issued and outstanding stock of Invnsys Technology Corporation. Invnsys Technology Corporation became a wholly-owned subsidiary of IBIZ Technology Corp. and the acquisition was accounted for as a reverse acquisition with Invnsys Technology Corporation being considered as the acquirer.

                The details of the results of operation (unaudited) for each separate company, prior to the date of combination, that are included in the current net income are:

                                                                                   Invnsys                IBIZ
                                                                                 Technology            Technology
                                                                                 Corporation              Corp.

                       Sales                                                 $          402,127    $                0
                       Cost of sales                                                    239,704                     0
                                                                             ------------------    ------------------
                             Gross profit                                               162,423                     0
                       Selling, general and administrative
                          expenses                                                      243,094                27,742
                                                                             ------------------    ------------------
                       (Loss) before income taxes (refund                              ( 80,671)             ( 27,742)
                       Income taxes (refund)                                           ( 20,150)                    0
                                                                             ------------------    ------------------
                             Net (loss)                                                ( 60,521)   $         ( 27,742)
                                                                             ==================    ==================

                There were no adjustments in the net assets of the combining companies to adopt the same accounting policies.

                Each of the companies had an October 31 fiscal year so no accounting adjustments were necessary.

NOTE 26         GOING CONCERN

                On January 10, 2000, management issued the Company's financial statements for the year ended October 31, 1999. In those statements, management represented that there was substantial doubt as to the Company's ability to continue as a going concern.



            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2000 AND 1999
                                   (RESTATED)


NOTE 26         GOING CONCERN (CONTINUED)

                For the year ended October 31, 2000, management accomplished the following items which, in their opinion, removes the going concern situation:

                       1.    Acquired a $5,000,000 line of credit
                       2. Obtained new customers with a large national and/or regional presence.
                       3.    Increased its sales force
                       4. Added new product lines such as PDA products and co-location services.
                       5. Increased working capital - working capital at October 31, 2000 was $236,847 and a deficit of $912,169 at October 31, 1999.

NOTE 27         CASH IN BANK

                The Company has $995,583 deposited in one banking institution. Only $200,000 of the balance is insured by the Federal Deposit Insurance Corporation.

NOTE 28         RESTATED FINANCIAL STATEMENTS

                The financial statements have been restated to incorporate additional footnote disclosures and the statement of operations has been reformatted as required by the Securities and Exchange Commission.

            See Accompanying Notes and Independent Auditors' Report.

                                TABLE OF CONTENTS



                                                                                                     PAGE NO.

INDEPENDENT ACCOUNTANTS' REVIEW REPORT..........................................................           1

FINANCIAL STATEMENTS

       Consolidated Balance Sheets..............................................................           2

       Consolidated Statements of Operations....................................................           3

       Consolidated Statements of Stockholders' Equity..........................................           4

       Consolidated Statements of Cash Flows....................................................         5 - 6

       Notes to Consolidated Financial Statements...............................................         7 - 24


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT




To The Board of Directors and Stockholders
IBIZ Technology Corp. and Subsidiary
Phoenix, Arizona

We have reviewed the accompanying consolidated balance sheet of IBIZ Technology Corp. and Subsidiary as of January 31, 2001 and the related consolidated statements of operations and cash flows for the three months ended January 31, 2001 and 2000 and the statement of stockholders' equity for the three months ended January 31, 2001 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of IBIZ Technology Corp. and Subsidiary.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of IBIZ Technology Corp. and Subsidiary as of October 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated December 30, 2000 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of October 31, 2000, is fairly stated in all material respects in relation to the balance sheet from which it has been derived.


/s/ MOFFIT & COMPANY, P.C.

MOFFITT & COMPANY, P.C.
SCOTTSDALE, ARIZONA

February 1, 2001 except for footnote number 27 which is dated March 2, 2001 Restated and reissued on April 10, 2001 (See Note 30).

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                      JANUARY 31, 2001 AND OCTOBER 31, 2000
                                   (RESTATED)



                                     ASSETS


                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

CURRENT ASSETS
       Cash and cash equivalents                                                $         577,571    $          631,375
       Accounts receivable                                                                386,344               432,113
       Inventories                                                                        544,481               439,582
       Prepaid expenses                                                                   172,484               104,874
                                                                                -----------------    ------------------


              TOTAL CURRENT ASSETS                                                      1,680,880             1,607,944
                                                                                -----------------    ------------------





PROPERTY AND EQUIPMENT, NET OF
   ACCUMULATED DEPRECIATION                                                             1,978,083             1,948,715
                                                                                -----------------    ------------------





OTHER ASSETS
       Notes receivable, officers                                                         384,711               391,332
       Customer list, net of accumulated amortization                                       6,940                 7,932
       Deposits                                                                            67,447                60,959
                                                                                -----------------    ------------------

              TOTAL OTHER ASSETS                                                          459,098               460,223
                                                                                -----------------    ------------------





              TOTAL ASSETS                                                      $       4,118,061    $        4,016,882
                                                                                =================    ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

CURRENT LIABILITIES
       Accounts payable                                                         $         643,126    $          973,894
       Accrued liabilities
        Payroll                                                                           199,780                96,283
        Other                                                                             149,353               101,736
       Sales and payroll taxes payable                                                     88,358                89,023
       Corporation income taxes payable                                                    19,028                19,028
       Deferred income                                                                     54,169                85,798
       Notes payable, current portion                                                       5,430                 5,335
                                                                                -----------------    ------------------

              TOTAL CURRENT LIABILITIES                                                 1,159,244             1,371,097
                                                                                -----------------    ------------------

LONG - TERM LIABILITIES
       Convertible debentures payable                                                   2,815,800             1,750,000
       Notes payable, long-term portion                                                    13,078                14,479
                                                                                -----------------    ------------------

              TOTAL LONG - TERM LIABILITIES                                             2,828,878             1,764,479
                                                                                -----------------    ------------------

STOCKHOLDERS' EQUITY
       Common stock
          Authorized - 100,000,000 shares, par
            value $.001 per shares
          Issued and outstanding
              January 31, 2001 - 38,017,966 shares                                         38,018                     0
             October 31, 2000 - 37,812,425 shares                                               0                37,813
       Paid in capital in excess of par value of stock                                  8,121,323             7,940,384
       Retained earnings (deficit)                                                    ( 8,029,402)          ( 7,096,891)
                                                                                -----------------    ------------------

              TOTAL STOCKHOLDERS' EQUITY                                                  129,939               881,306
                                                                                -----------------    ------------------

              TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                                           $       4,118,061    $        4,016,882
                                                                                =================    ==================

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED JANUARY 31, 2001 AND 2000
                                   (UNAUDITED)
                                   (RESTATED)

                                                                                    Three Months Ended January 31,
                                                                                     2001               2000 (Restated)

SALES                                                                        $          1,005,328    $            628,853

COST OF SALES                                                                             624,267                 550,795
                                                                             --------------------    --------------------

       GROSS PROFIT                                                                       381,061                  78,058

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                                           ( 1,208,952)              ( 773,095)

SETTLEMENT OF LAWSUIT                                                                     101,369                       0

CANCELLATION OF DEBT                                                                      122,000                       0

OTHER INCOME                                                                                  326                       0
                                                                             --------------------    --------------------

        OPERATING (LOSS)                                                                ( 604,196)              ( 695,037)

OTHER INCOME (EXPENSE)
       Interest income                                                                      9,616                   5,398
       Interest expense                                                                  ( 35,541)               ( 20,481)
       Interest expense - convertible debentures-beneficial
        conversion feature                                                              ( 302,390)              ( 572,935)
                                                                             --------------------    --------------------

NET (LOSS)                                                                   $          ( 932,511)   $        ( 1,283,055)
                                                                             ====================    ====================


NET (LOSS) PER COMMON SHARE

       Basic and diluted                                                     $             ( 0.02)   $              ( .05)
                                                                             ====================    ====================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic and diluted                                                               37,929,185              26,721,059
                                                                             ====================    ====================

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS
                             OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


                                                                                                     Common Stock
                                                                                              Shares              Amount

BALANCE, NOVEMBER 1, 2000                                                                        37,812,425 $           37,813

CONVERSION OF DEBENTURES FOR
   COMMON STOCK                                                                                     205,541                205

FEES AND COSTS FOR ISSUANCE OF
   COMMON STOCK AND DEBENTURES                                                                            0                  0

INTEREST EXPENSE - CONVERTIBLE
   DEBENTURES - BENEFICIAL CONVERSION
   FEATURE                                                                                                0                  0

NET (LOSS) FOR THE THREE MONTHS ENDED
   JANUARY 31, 2001                                                                                       0                  0
                                                                                          -----------------   ----------------

        BALANCE, JANUARY 31, 2001                                                                38,017,966   $         38,018
                                                                                          ==================  ================


       See Accompanying Notes and Independent Accountants' Review Report.



                                   Paid in
                                 Capital in
                                  Excess of                   Retained
                                  Par Value                   Earnings
                                  of Stock                    (Deficit)

                           $            7,940,384      $          ( 7,096,891)


                                           34,371                           0


                                        ( 155,822)                          0



                                          302,390                           0


                                                0                   ( 932,511)
                           ----------------------      ----------------------

                           $            8,121,323      $          ( 8,029,402)
                           ======================      ======================


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED JANUARY 31, 2001 AND 2000
                                   (UNAUDITED)
                                   (RESTATED)

                                                                                      Three Months Ended January 31,
                                                                                     2001               2000 (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss)                                                                       ( 932,511)     $      ( 1,283,055)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities:
           Depreciation and amortization                                                   61,151                  10,774
           Interest expense - convertible debentures-beneficial
             conversion feature                                                           302,390                 572,935
           Common stock issued for convertible interest                                       374                       0
       Changes in operating assets and liabilities:
           Accounts receivable                                                             45,769               ( 170,337)
           Inventories                                                                  ( 104,899)                 30,028
           Prepaid expenses                                                              ( 67,610)                 10,738
           Accounts payable                                                             ( 330,768)              ( 241,024)
           Accrued liabilities and taxes                                                  150,449                  12,523
           Customer deposits                                                                    0                ( 85,394)
           Deferred income                                                               ( 31,629)                 31,336
           Changes in deposits                                                            ( 6,488)                    347
                                                                             --------------------    ---------------------

              NET CASH (USED) BY OPERATING
                 ACTIVITIES                                                             ( 913,772)             ( 1,111,129)
                                                                             --------------------    ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment                                               ( 89,527)               ( 70,615)
       Purchase of customer list                                                                0                ( 11,900)
                                                                             --------------------    ---------------------

              NET CASH (USED) BY INVESTING
                ACTIVITIES                                                               ( 89,527)               ( 82,515)
                                                                             --------------------    ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from issuance of common stock                                               0                 137,000
       Proceeds from issuance of convertible debentures payable                           944,180               1,600,000
       Repayment of notes payable                                                         ( 1,306)               ( 62,590)
       Changes in notes receivable, officers                                                6,621                ( 55,352)
                                                                             --------------------    ---------------------

            NET CASH PROVIDED BY FINANCING
                ACTIVITIES                                                   $            949,495    $          1,619,058
                                                                             --------------------    ---------------------

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
              FOR THE THREE MONTHS ENDED JANUARY 31, 2001 AND 2000
                                   (UNAUDITED)
                                   (RESTATED)

                                                                                    Three Months Ended January 31,
                                                                                     2001               2000 (Restated)

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                           $          ( 53,804)   $            425,414

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF PERIOD                                                                    631,375                  25,343
                                                                             --------------------    --------------------

CASH AND CASH EQUIVALENTS, AT
   END OF PERIOD                                                              $           577,571    $            450,757
                                                                             ====================    ====================




SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid during period:

          Interest                                                            $            67,275    $              3,787
                                                                             ====================    ====================

          Taxes $                                                             $                 0    $                  0
                                                                             ====================    ====================

NON CASH INVESTING AND FINANCING
   ACTIVITIES

       Issuance of common stock for convertible debentures                    $            34,576    $            200,000
                                                                             ====================    ====================

       Interest expense - convertible debentures-beneficial
          conversion feature                                                  $           302,390    $            572,935
                                                                             ====================    ====================


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                Organization and Nature of Business

                IBIZ Technology Corp. (hereinafter referred to as the Company) was organized on April 6, 1994, under the laws of the State of Florida. The Company operates as a holding company for subsidiary acquisitions.

                Invnsys Technology Corporation (hereinafter referred to as Invnsys) is in the business of designing, manufacturing and distributing desktop computers, monitors, transactional printers, financial application keyboards, numeric keypads and related products. Invnsys also provides network integration services, digital subscriber line high speed internet connection services, business-to-business sale of software and a co-location computer data and server facility. Invnsys also provides repair services and sells maintenance contracts. The corporation operates a service center in Phoenix, Arizona.

                Principles of consolidation

                The consolidated financial statements include the accounts of IBIZ Technology Corp. and its wholly owned subsidiary, Invnsys Technology Corporation.

                All material inter-company accounts and transactions have been eliminated.

                Cash and Cash Equivalents

                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                Inventories

                Inventories are stated at the lower of cost (determined principally by average cost) or market.

                Property and Equipment

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

Invnsys depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                           Tooling                                                         3 Years
                           Machinery and equipment                                      5-10 Years
                           Office furniture and equipment                               5-10 Years
                           Vehicles                                                        5 Years
                           Leasehold improvements                                          5 Years
                           Computer software                                             3-5 Years
                           Co-location
                              Computer equipment                                           5 Years
                              Rack systems                                                10 Years
                              Cabling and leasehold improvements                          25 Years

Accounting for Convertible Debt Securities

The Company has issued convertible debt securities with a non-detachable conversion feature that were "in the money" at the date of issue. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic 98-5. The Company has recorded the fair value of the beneficial conversion feature as interest expense and an increase to Paid in Capital in Excess of Par Value of Stock.

The beneficial interest is computed by subtracting the stock conversion price from the market price of the stock times the number of shares converted.

Customer Lists

The customer list is recorded at cost and is being amortized on a straight-line basis over three years.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Revenue Recognition

                Invnsys recognizes its revenue as follows:

                           Products sales - When the goods are shipped and title passes to the customer.


                           Maintenance agreements - Income from maintenance agreements is being recognized on a straight-line basis over the life of the service contracts. The unearned portion is recorded as deferred income.

                           Service income - When services are performed.

                           Internet sales (DSL and Co-location) - When services are performed and completed.

                Income Taxes

                Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                Net (Loss) Per Share

                The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted
                (loss) per share. Basic (loss) per share is computed by dividing net (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti- dilutive effects on net
                (loss) per share are excluded.

                Risks and Uncertainties

                The Company is in the computer and computer technology industry. The Company's products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.

                Common Stock Issued for Non-Cash Transactions

                It is the Company's policy to value stock issued for non-cash transactions such as accounts payable, payroll or services at the stock closing price at the date the transaction is completed.

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 2          DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

                The Company estimates that the fair value of all financial instruments as of January 31, 2001 and October 31, 2000, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.


NOTE 3          ACCOUNTS RECEIVABLE

                A summary of accounts receivable and allowance for doubtful accounts is as follows:

                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

                      Accounts receivable                                       $         411,344    $          457,113

                      Allowance for doubtful accounts                                      25,000                25,000
                                                                                -----------------    ------------------

                             Net accounts receivable                            $         386,344    $          432,113
                                                                                =================    ==================


                      Allowance for doubtful accounts

                             Balance, beginning of period                       $          25,000    $            2,500

                             Additions for the period                                           0                97,500

                             Write-off of uncollectible accounts
                                for the period                                                  0              ( 75,000)
                                                                                -----------------    ------------------

                                  Balance, end of year                          $          25,000    $           25,000
                                                                                =================    ==================


NOTE 4          INVENTORIES

                The inventories are comprised of the following:


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

                      Finished products                                         $         496,168    $          391,479
                      Demonstration and loaner units                                        4,070                 4,070
                      Office                                                               44,243                44,033
                                                                                -----------------    ------------------

                                                                                $         544,481    $          439,582
                                                                                =================    ==================


NOTE 5          PROPERTY AND EQUIPMENT

                Property and equipment and accumulated depreciation consists of:

                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

                Co-location
                   Computer equipment                                           $         630,035    $          566,761
                   Rack Systems                                                           297,317               297,317
                   Cabling and leasehold improvements                                     878,842               855,401
                Tooling                                                                    68,100                68,100
                Machinery and equipment                                                    49,855                49,404
                Office furniture and equipment                                            125,669               123,308
                Vehicles                                                                   39,141                39,141
                Leasehold improvements                                                     23,179                23,179
                Software                                                                   96,858                96,858
                                                                                -----------------    ------------------
                                                                                        2,208,996             2,119,469
                Less accumulated depreciation                                             230,913               170,754
                                                                                -----------------    ------------------

                     Total property and equipment                               $       1,978,083    $        1,948,715
                                                                                =================    ==================

                Depreciation expense for the three months ended January 31, 2001 and 2000 was $60,159 and $10,179, respectively.



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 6          NOTES RECEIVABLE, OFFICERS

                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)
                IBIZ Technology Corp.
                      Notes to two corporation officers.
                      The notes are unsecured, bear interest at
                      6% and are due on January 7, 2002.                        $               0    $           12,079

                Invnsys Technology Corporation

                      The related note is secured by 2,000,000 shares of common
                      stock in the Company, payable on demand and accrues
                      interest at 6%. Since the notes are collateralized by
                      2,000,000 shares of stock, management believes that the
                      notes are fully collectible, but will not be collected
                      within the current operating cycle and
                      classified the asset as long-term asset.                            384,711               379,253
                                                                                -----------------    ------------------

                           Total notes receivable                               $         384,711    $          391,332
                                                                                =================    ==================


NOTE 7          CUSTOMER LIST

                The customer list and accumulated amortization consists of:

                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

                      Cost                                                      $          11,900    $           11,900

                      Less accumulated amortization                                       ( 4,960)              ( 3,968)
                                                                                -----------------    ------------------

                      Net customer list                                         $           6,940    $            7,932
                                                                                =================    ==================

                The amortization expense for the three months ended January 31, 2001 and 2000 was $992 and $595, respectively.



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 8          INCOME TAXES
                                                                                                         January 31,
                                                                                   January 31,              2000
                                                                                      2001               (Unaudited)
                                                                                   (Unaudited)           (Restated)

                (Loss) from continuing operations
                  before income taxes                                           $       ( 932,511)   $        ( 1,283,055)
                                                                                -----------------    ------------------

                The provision for income taxes is estimated as follows:
                      Currently payable                                         $               0    $                0
                                                                                -----------------    ------------------
                      Deferred                                                  $               0    $                0
                                                                                -----------------    ------------------

                Significant components of the Company's deferred tax assets and liabilities are as follows:

                      Deferred tax assets:
                         Net operating loss carryforwards                       $         596,000    $          451,000
                         Accrued expenses and miscellaneous                                 8,100                 8,100
                         Tax credit carryforward                                           38,424                38,424
                                                                                -----------------    ------------------
                                                                                          642,524               497,524
                             Less valuation allowance                                     642,524               497,524
                                                                                -----------------    ------------------

                      Net deferred tax asset                                    $               0    $                0
                                                                                =================    ==================



                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

                Deferred tax liabilities
                   Property and equipment related                               $           6,199    $            6,199
                                                                                =================    ==================

                A  reconciliation of the valuation allowance is as follows:



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 8          INCOME TAXES (CONTINUED)

                Balance, beginning of period                                    $         497,524    $          356,638
                Addition to allowance for the three months
                   ended January 31, 2001 and 2000                                        145,000               140,886
                                                                                -----------------    ------------------

                Balance, end of period                                          $         642,524    $          497,524
                                                                                =================    ==================

NOTE 9          TAX CARRYFORWARDS

                The Company has the following tax carryforwards at January 31, 2001:

                                                                                                     Expiration
                                               Year                          Amount                     Date
                                       Net operating loss
                                        October 31, 1995                     $  2,500      October 31, 2010
                                        October 31, 1997                      253,686      October 31, 2012
                                        October 31, 1998                       71,681      October 31, 2013
                                        October 31, 1999                      842,906      October 31, 2019
                                        October 31, 2000                    3,575,081      October 31, 2020
                                         January 31, 2001                     630,121      October 31, 2021
                                                                     ---------------------
                                                                     $      5,375,975
                                                                     =====================
                                    Capital loss
                                        October 31, 1997                       25,600      October 31, 2002

                                    Contribution
                                        October 31, 1997                          545      October 31, 2002
                                        October 31, 1999                        2,081      October 31, 2004
                                        October 31, 2000                        3,008      October 31, 2005

                                    Research tax credits                       38,424

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 10         CONVERTIBLE DEBENTURES

                                                                                       January 31,            October 31,
                                                                                           2001                  2000
                                                                                        (Unaudited)            (Audited)

                Lites Trading Company - $1,600,000  Debenture                          $   750,000          $    750,000
                ---------------------------------------------

                On March 27, 2000, the Company issued $1,600,000 of 7% convertible debentures under the following terms and conditions:

                1.  Due date - March 27, 2005.
                2. Interest only on May 1 and December 1 of each year commencing May 1, 2000.
                3.  Default interest rate - 18%.
                4. Warrants to purchase 375,000 shares of common stock at $1.45 per share.
                5. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                6. Conversion price - Lesser of (i) $1.45 (fixed price) or (ii) the product obtained by multiplying the average closing price by .80.
                7. Average closing price - The debenture holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of this debenture.
                8. Redemption by Company - If there is a change in control of the Company, the holder of the debenture can request that the debenture be redeemed at a price equal to 125% of the aggregate principal and accrued interest outstanding under this debenture.
                9.  The debentures are unsecured.
                10. Any further issuance of common stock or debentures
                    must be approved by debenture holders.


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 10         CONVERTIBLE DEBENTURES (CONTINUED)

                11. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the Company.
                12. Restriction on payment of dividends, retirement of
                    stock or issuance of new securities.


                                                                                  January 31,            October 31,
                                                                                      2001                  2000
                                                                                   (Unaudited)            (Audited)

                $5,000,000 Convertible Debenture                                $       2,065,800    $        1,000,000
                --------------------------------

                On October 31, 2000, the Company issued the following 8% convertible debentures:

                1.  Due date - October 30, 2002.
                2.  Interest payable quarterly from January 1, 2001.
                3.  Default interest rate - 20%.
                4. On the first $ 1,000,000 of financing, the Company issued warrants to purchase 500,000 shares of stock at $
                    0.48 per share. The Company reserved an additional 1,240,000 shares for future borrowing on this debenture line.
                5.  Put note purchase price - $4,000,000.
                6.  Fees and costs - 7% - 10% of cash received for
                    debentures and warrants plus legal fees.
                7.  The Company must reserve a number of common
                    shares equal to not less then 200% of the amount of common shares necessary to allow the debenture and warrant holder to be able to convert all such outstanding notes and put notes to common stock.
                8. Conversion price for put notes. The initial 50% of the put notes shall be the lesser of: (i) 80% of the average of the three lowest closing bid prices for the stock for twenty two days or (ii) 80% of the average of the five lowest closing bid prices for the stock for sixty days. The conver- sion price of the balance of the put notes shall be 86% of the average of the three lowest closing bid prices for ten days.

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 10         CONVERTIBLE DEBENTURES (CONTINUED)

                9. The debentures have penalty clauses if the common stock is not issued when required by the debenture holder.
                10. The debentures are unsecured.
                11. The Company's right to exercise the put commences
                    on the actual effective date of the SEC Registration Statement and expires three years after the effective date.
                12. Right of first refusal - The debenture holders have
                    the right to purchase a proportionate amount of new issued shares in order to maintain their ownership interest percentage.

                                                                                -----------------    ------------------

                    Total debentures                                            $       2,815,800    $        1,750,000
                                                                                =================    ==================

NOTE 11         NOTE PAYABLE
                                                                                     January 31,           October 31,
                                                                                         2001                 2000
                                                                                     (Unaudited)            (Audited)

                Note payable to Community First National Bank due in monthly payments of principal and interest of $545 with interest at 7 percent until March 7, 2004. The note is secured by an
                automobile which costs $ 36,000 and
                has a book value of $7,800.                                     $          18,508    $          19,814

                Less:  current portion                                                      5,430                5,335
                                                                                -----------------    -----------------

                Net long-term debt                                              $          13,078    $          14,479
                                                                                =================    =================

                Maturities of long-term debt are as follows:

                    2001                                                        $           5,430    $           5,476
                    2002                                                                    5,822                5,721
                    2003                                                                    6,243                6,135
                    2004                                                                    1,013                2,482
                                                                                -----------------    -----------------

                                                                                $          18,508    $          19,814
                                                                                =================    =================

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 12         REAL ESTATE LEASE

                On June 1, 1999, Invnsys leased a new facility from a related entity. The lease commenced on July 1, 1999, requires initial annual rentals of $153,600 (with annual increases) plus taxes and operating costs and expires on December 31, 2024. Invnsys has also guaranteed the mortgage on the premises in the amount of $938,219 and given a security interest in all of its assets, (excluding $544,481 of inventory) in the amount of $3,573,580.

                Future minimum lease payments excluding taxes and expenses, are as follows:

                    2001                                                                                  $         122,632
                    2002                                                                                            169,344
                    2003                                                                                            177,816
                    2004                                                                                            186,708
                    November 1, 2004 - December 31, 2024                                                          6,482,145
                                                                                                          ------------------

                    Total                                                                                 $       7,138,645
                                                                                                          ==================

                Rent expense for the three months ended January 31, 2001 and 2000 was $38,648 and $38,400 respectively.

NOTE 13         ADVERTISING

                All direct advertising costs are expensed as incurred. For the three months ended January 31, 2001, the Company charged $14,317 in advertising expenses less a $41,909 refund for a net advertising cost of $(27,592). For the three months ended January 31, 2000, advertising costs were $9,110.

NOTE 14         INTEREST

                The Company incurred interest expenses for the three months ended January 31, 2001 and 2000 as follows:

                                                                                                              January 31,
                                                                                        January 31,              2000
                                                                                           2001               (Unaudited)
                                                                                        (Unaudited)           (Restated)

                    For operations                                                  $          35,541     $          20,481
                    For convertible debentures-beneficial
                        conversion feature                                                    302,390               572,935
                                                                                    -----------------     -----------------

                    Total                                                           $         337,931     $         593,416
                                                                                    =================     =================


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 15         PRODUCT WARRANTY PROVISION

                Invnsys established a provision for product warranty to cover any potential warranty costs on computer equipment that are not covered by the computer manufacturer's warranty.

                Warranty summary

                                                                                        January 31,           January 31
                                                                                           2001                  2000
                                                                                        (Unaudited)           (Unaudited)

                    Balance, beginning of year                                      $          20,000     $          50,000
                    Reduction for the year                                                          0                14,432
                                                                                    -----------------     -----------------

                    Balance, end of year                                            $          20,000     $          35,568
                                                                                    =================     =================

NOTE 16         RESEARCH AND DEVELOPMENT

                Invnsys incurred research and development cost for the three months ended January 31, 2001 and 2000 of $4,035 and $0, respectively.

NOTE 17         OFFICERS' COMPENSATION

                At January 31, 2001, officers' compensation was as follows:

                           President and Chief Executive Officer                                                 $250,000
                           Vice President                                                                         150,000
                           Chief Financial Officer                                                                150,000
                           Chief Operating Officer                                                                150,000

NOTE 18         ECONOMIC DEPENDENCY

                For the three months ended January 31, 2001, Invnsys had $405,706 of sales to one customer.

                Invnsys purchased approximately 20% of its PDA's from one supplier.

NOTE 19         EMPLOYEE STOCK OPTIONS

                On January 31, 1999, the corporation adopted a stock option plan for the purpose of providing an incentive based form of compensation to the officers, directors, key employees and service providers of the Company.

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 19         EMPLOYEE STOCK OPTIONS (CONTINUED)

     The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares. The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 5,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

                The exercise price is the fair market value of the shares (average of bid and ask price) at the date of the grant of the options.

                Vesting terms of the options range from immediately to ten years.

                The Company has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options granted to employees at fair market value.

                A summary of the option activity for the three months ended January 31, 2001 and 2000 pursuant to the terms of the plan is as follows:

                                                                                            January 31,         January 31,
                                                                                               2001                2000
                                                                                            (Unaudited)         (Unaudited)

                      Balance, beginning of year                                           3,385,000            2,350,000
                      Granted                                                                      0              625,000
                      Exercised                                                                    0                    0
                      Canceled                                                             ( 170,000)                   0
                                                                                        -------------          ----------

                      Balance, end of year                                                 3,215,000            2,975,000
                                                                                        =============          ==========




       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 19         EMPLOYEE STOCK OPTIONS (CONTINUED)

                                                                                              Shares             Weighted
                                                                                               Under              Average
                                                                                              Option          Exercise Price

                      Options outstanding at November 1, 1999                                2,350,000         $      0.75
                        Granted                                                                625,000                1.06
                        Exercised                                                                    0                 .00
                        Canceled                                                                     0                 .00
                                                                                        ------------------  ------------------

                      Options outstanding at January 31, 2000                                2,975,000         $      0.82
                                                                                        ==================  ==================

                      Options outstanding at November 1, 2000                                3,385,000         $      0.92
                         Granted                                                                     0                 .00
                         Exercised                                                                   0                 .00
                         Canceled                                                            ( 170,000)               1.22
                                                                                        ------------------  ------------------

                      Outstanding at January 31, 2001                                        3,215,000         $      0.90
                                                                                        ==================  ==================

                      2,692,500 shares are exercisable at January 31, 2001.

                Information regarding stock options outstanding as of January 31, 2001 and 2000 is as follows:

                                                                                       2001                      2000
                                                                                -------------------      ---------------------

                      Price range                                                        $0.53 - $2.00                   $0.75
                      Weighted average exercise and grant
                        date prices                                                           $0.92                      $0.92
                      Weighted average remaining contractual life                8 years, 5 months           9 years, 3 months
                      Options exercised
                           Price range                                                            0                          0
                           Shares                                                                 0                          0
                           Weighted average exercise price                                        0                          0

                The weighted average fair value of options granted were estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions:



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 19         EMPLOYEE STOCK OPTIONS (CONTINUED)

                      Dividend yield                                                              0                          0
                      Expected volatility                                                        50   %                     30  %
                      Risk free interest rate                                           5.13% - 6.65  %                   6.40  %
                      Expected life                                                        10 years                   10 years

                For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:


                                                                                                             January 31,
                                                                                        January 31,              2000
                                                                                           2001               (Unaudited)
                                                                                        (Unaudited)           (Restated)

                Net (loss)
                    As reported                                                     $        ( 932,511)   $        ( 710,120)

                    Pro forma                                                       $      ( 1,003,246)   $        ( 799,820)

                (Loss) per share attributable to
                   common stock
                    As reported                                                     $           ( .02)    $            ( .03)

                    Pro forma                                                       $           ( .03)    $            ( .03)

NOTE 20         COMMON STOCK PURCHASE WARRANTS

                As of January 31, 2001 the Company has issued the following common stock purchase warrants:

                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price
                               --------------------    ------------------    ------------------    ------------------

                                         May 13, 1999             100,000               3 years    $             1.00
                                         May  7, 1999              80,000              10 years    $             0.75
                                         May 13, 1999             100,000              10 years    $             1.00
                                         November  9, 1999        100,000               4 years    $              .94
                                         December 14, 1999         75,000               3 years    $             1.66
                                         December 28, 1999        200,000               4 years    $              .94

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 20         COMMON STOCK PURCHASE WARRANTS (CONTINUED)

                                         January 10, 2000         281,250               5 years    $              .99
                                         March 27, 2000           615,000               5 years    $        1.45 - 2.05
                                         May 17, 2000             125,000               5 years    $        1.04 - 5.00
                                         June 16, 2000            150,000                1 year    $        1.50 - 2.00
                                         August 30, 2000           34,125               5 years    $             .937
                                         August 30, 2000          250,000               3 years    $              .50
                                         August 30, 2000          250,000               3 years    $              .75
                                         August 30, 2000           36,364               3 years    $             1.00
                                         September   3, 2000      109,000               3 years    $             1.00
                                         September 27, 2000       278,750               3 years    $              .90
                                         October 31, 2000       1,740,000               2 years    $             105%
                                                                                                            of average
                                                                                                            closing price
                                                                                                             of stock

                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price
                               --------------------    ------------------    ------------------    ------------------

                                         December 20, 2000        400,000               5 years    $             105%
                                                                                                            of average
                                                                                                            closing price
                                                                                                             of stock
                                         December 20, 2000        150,000               5 years    $             105%
                                                          ---------------
                                                                                                            of average
                                                                                                            closing price
                                                                                                             of stock
                                                                4,524,489
                                                          ===============

                3,614,489 shares are exercisable at January 31, 2001.

NOTE 21         COMMON STOCK AVAILABLE FOR ISSUANCE

                Total share authorized                                                                      100,000,000
                Less shares issued and outstanding                                                         ( 38,017,966)
                                                                                                           -------------
                                                                                                            61,982,034


       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 21         COMMON STOCK AVAILABLE FOR ISSUANCE (continued)

                Less
                       Reserved for employee stock options                                                  ( 4,910,000)
                       Reserved for purchase warrants                                                       ( 4,524,489)
                       Convertible debentures - estimated                                                   ( 2,700,000)
                                                                                                            ------------

                Common stock available for issuance                                                         49,847,545
                                                                                                            ============


NOTE 22         FINANCIAL PROJECT MANAGEMENT AGREEMENTS

                In May 2000, the Company entered into a fourteen month agreement with Silverman Heller Associates to promote financial and corporate communication activities.

                       The project manager will be compensated as follows:

                       1.    A monthly fee of $5,500 beginning on May 17, 2000.
                       2. In connection with the services the project manager will provide, warrants to purchase 75,000 shares of common stock at the closing price on May 17, 2000 and an additional 50,000 shares at $5.00 per share. These warrants and the shares to be issued upon the exercise of the warrants will vest and be exercisable as of May 17, 2000 and expire five years from the issue date. The warrants will be granted registration rights on the next stock registration within the five-year term.

                       The individuals will be compensated as follows:

                       1. 80,000 shares of common stock valued at $.80 per share on or before June 15, 2000.
                       2. 400,000 shares of common stock valued at $.80 per share on or before June 15, 2000.

NOTE 23         CASH IN BANK

                The Company has $708,840 deposited in one banking institution. Only $200,000 of the balance is insured by the Federal Deposit Insurance Corporation.

NOTE 24         SETTLEMENT OF LAWSUIT

                Invnsys settled its lawsuit with Epson America, Inc. for $2,500 which generated $101,369 of income on the settlement.

       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)

NOTE 25         CANCELLATION OF DEBT

                The Company negotiated a cancellation of a $122,000 account payable with a supplier. This cancellation resulted in $122,000 of cancellation of debt income.

NOTE 26 RESTATEMENT OF JANUARY 31, 2000 NET (LOSS), PAID IN CAPITAL, RETAINED EARNINGS AND NET (LOSS) PER SHARE

                The January 31, 2000 financial statements did not record the interest expense -convertible debentures- beneficial conversion feature in the amount of $572,935. The statements are restated as follows:

                       Net (loss)
                             As previously reported                                                $         (710,120)
                             Adjustment
                               Interest expense -convertible debentures- beneficial
                                 conversion feature                                                           572,935
                                                                                                   -------------------

                             As restated                                                           $       (1,283,055)
                                                                                                   ===================

                       Paid-in capital
                             As previously reported                                                $        1,443,650
                             Adjustment
                               Interest expense -convertible debentures- beneficial
                                 conversion feature                                                           572,935
                                                                                                   ------------------

                             As restated                                                           $        2,016,585
                                                                                                   ==================



                       Retained earnings
                             As previously reported                                                $      ( 2,351,283)
                             Adjustment
                               Interest expense -convertible debentures- beneficial
                                 conversion feature                                                           572,935
                                                                                                   -------------------


                             As restated                                                           $       ( 2,924,218)
                                                                                                   ====================



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)


NOTE 26 RESTATEMENT OF JANUARY 31, 2000 NET (LOSS), PAID IN CAPITAL, RETAINED EARNINGS AND NET (LOSS) PER SHARE (CONTINUED

                       Net (loss) per share
                             As previously reported                                                         $   ( .03)
                             Adjustment
                               Interest expense -convertible debentures- beneficial
                                 conversion feature                                                             ( .02)
                                                                                                   -------------------

                             As restated                                                           $            ( .05)
                                                                                                   ===================

NOTE 27         SECURITIES AND EXCHANGE PROCEEDING

                On February 28, 2001, the Securities and Exchange Commission commenced an administrative proceeding against the Company. The Company has negotiated and submitted a settlement offer, which has been formally approved by the Commission. Pursuant to this settlement agreement, an administrative order has been issued which orders the Company to cease and desist from committing or causing any future violations of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder. No other relief against the Company is being sought.

NOTE 28         BUSINESS SEGMENT INFORMATION

                The Company has elected to organize its business based principally upon products and services.

                The Company operates in three reportable business segments: internet sales, product sales and services and other. The internet sales segment has responsibility for providing co-location and DSL income. The product sales segment has responsibility for sales of co-location equipment, software and licenses, computer equipment and PDA's. The service segment provides miscellaneous services to Invnsys' customers and absorbs all general and administrative expenses that are not allocated to internet sales and product sales.

                Summary of business segment for the three months ended January 31, 2001



       See Accompanying Notes and Independent Accountants' Review Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                JANUARY 31, 2001
                                   (UNAUDITED)
                                   (RESTATED)



NOTE 28         BUSINESS SEGMENT INFORMATION (CONTINUED)


                             Internet         Product     Services    General and
                              Sales           Sales       and Other  Administrative  Consolidated

Sales .................   $   216,164    $   705,535 $      83,629    $         0    $ 1,005,328

Operating profit (loss)      (111,973)       144,062      (964,600)             0      (932,511)

Identifiable assets ...     1,806,195              0       402,801      1,909,065     4,118,061

Depreciation ..........        47,335              0        12,824              0        60,159

Expenditures for long-         86,715              0         2,812              0        89,527
  lived assets

NOTE 29         UNAUDITED FINANCIAL INFORMATION

                The accompanying financial information as of January 31, 2001 is unaudited. In managements opinion, such information includes all normal recurring entries necessary to make the financial information not misleading.

NOTE 30         RESTATED FINANCIAL STATEMENTS

                The financial statements have been restated to incorporate additional footnote disclosures and the statement of operations has been reformatted as required by the Securities and Exchange Commission.

       See Accompanying Notes and Independent Accountants' Review Report.